                                 AMENDED AND RESTATED

                                   CREDIT AGREEMENT

                             dated as of August 26, 1996

                                        among

                          AMERICAN DISPOSAL SERVICES, INC.,

                INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION,

                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                         and

                            CERTAIN FINANCIAL INSTITUTIONS





                             ----------------------------
                              Initial Closing Documents
                             ----------------------------



                        Proskauer Rose Goetz & Mendelsohn LLP

                                  LIST OF DOCUMENTS

1.  Amended and Restated Credit Agreement

2.  Exhibits to the Amended and Restated Credit Agreement

3.  Amended and Restated Company Pledge Agreement

4.  Amended and Restated Subsidiary Pledge Agreement - ADS, Inc.

5. Amended and Restated Subsidiary Pledge Agreement - American Disposal Services of Kansas, Inc.

6. Amended and Restated Subsidiary Pledge Agreement - Tate's Transfer Systems, Inc.

7. Amended and Restated Subsidiary Pledge Agreement - American Disposal Services of Missouri, Inc.

8.  Amended and Restated Subsidiary Pledge Agreement - Southwest Waste, Inc.

9. Amended and Restated Subsidiary Pledge Agreement - Pittsburg County Landfill, Inc.

10. Amended and Restated Subsidiary Pledge Agreement - County Disposal, Inc.

11. Amended and Restated Subsidiary Pledge Agreement - County Disposal (Illinois), Inc.

12. Amended and Restated Subsidiary Pledge Agreement - County Disposal (Ohio), Inc.

13. Amended and Restated Subsidiary Pledge Agreement - County Landfill, Inc.

14. Amended and Restated Guaranty

15. Amended and Restated Security Agreement

16. Term Loan Note to Internationale Nederlanden (U.S.) Capital Corporation

17. Term Loan Note to Morgan Guaranty Trust Company of New York

18. Term Loan Note to Van Kampen American Capital Prime Rate Income Trust

19. Term Loan Note to Merrill Lynch Senior Floating Rate Fund, Inc.

20. Term Loan Note to McDonnell Douglas Finance Corporation

21. Working Capital Loan Note to Internationale Nederlanden (U.S.) Capital Corporation

22. Working Capital Loan Note to Morgan Guaranty Trust Company of New York

23. Working Capital Loan Note to BHF-Bank Aktiengesellschaft

24. Working Capital Loan Note to The Boatmen's National Bank of St. Louis

25. Working Capital Loan Note to Harris Trust and Savings Bank

26. Working Capital Loan Note to Mercantile Bank of St. Louis National
    Association

27. Working Capital Loan Note to National Bank of Canada, New York Branch

28. Working Capital Loan Note to Union Bank of California, N.A.

29. Working Capital Loan Note to Wells Fargo Bank, N.A.

30. Expansion Loan Note to Internationale Nederlanden (U.S.) Capital
    Corporation

31. Expansion Loan Note to Morgan Guaranty Trust Company of New York

32. Expansion Loan Note to BHF-Bank Aktiengesellschaft

33. Expansion Loan Note to The Boatmen's National Bank of St. Louis

34. Expansion Loan Note to Harris Trust and Savings Bank

35. Expansion Loan Note to Mercantile Bank of St. Louis National Association

36. Expansion Loan Note to National Bank of Canada, New York Branch

37. Expansion Loan Note to Union Bank of California

38. Expansion Loan Note to Wells Fargo Bank, N.A.

                                                                  EXECUTION COPY

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                        AMENDED AND RESTATED CREDIT AGREEMENT

                             DATED AS OF AUGUST 26, 1996

                                        AMONG


                          AMERICAN DISPOSAL SERVICES, INC.,


                INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION,
                               AS ADMINISTRATIVE AGENT


                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                AS DOCUMENTATION AGENT


                                         AND


                    THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


Section                                                                     Page
- -------                                                                    ----
                                      ARTICLE I

                                 DEFINITIONS................................  1
    1.1  Certain Defined Terms..............................................  1
    1.2  Other Interpretive Provisions...................................... 25
    1.3  Accounting Principles.............................................. 27

                                      ARTICLE II

                                THE CREDITS................................. 27
    2.1  The Credits........................................................ 27
    2.2  The Commitments.................................................... 27
    2.3  Lenders Not Permitted or Required to Make Loans.................... 28
    2.4  Procedure for Borrowing............................................ 29
    2.5  Conversion and Continuation Elections.............................. 30
    2.6  Voluntary Termination or Reduction of Commitments.................. 31
    2.7  Optional Prepayments............................................... 31
    2.8  Mandatory Prepayments.............................................. 32
    2.9  Application........................................................ 33
    2.10 Repayment.......................................................... 33
    2.11 Interest........................................................... 35
    2.12 Fees............................................................... 36
    2.13 Computation of Fees and Interest................................... 36
    2.14 Payments by the Company............................................ 37
    2.15 Payments by the Lenders to the Administrative Agent................ 37
    2.16 Sharing of Payments, Etc........................................... 38

                                     ARTICLE III

                           THE LETTERS OF CREDIT............................ 39
    3.1  The Letter of Credit Subfacility................................... 39
    3.2  Issuance, Amendment and Renewal of Letters of Credit............... 40
    3.3  Risk Participations, Drawings and Reimbursements................... 42
    3.4  Repayment of Participations........................................ 43
    3.5  Role of the Issuing Lender......................................... 44
    3.6  Obligations Absolute............................................... 45
    3.7  Cash Collateral Pledge............................................. 46
    3.8  Letter of Credit Fees.............................................. 46
    3.9  Uniform Customs and Practice....................................... 47

Section                                                                     Page
- -------                                                                    ----

                                      ARTICLE IV

                  TAXES, YIELD PROTECTION AND ILLEGALITY.................... 47
    4.1  Taxes.............................................................. 47
    4.2  Illegality......................................................... 48
    4.3  Increased Costs and Reduction of Return............................ 49
    4.4  Funding Losses..................................................... 49
    4.5  Inability to Determine Rates....................................... 50
    4.6  Certificates of Lenders............................................ 50
    4.7  Substitution of Lenders............................................ 51
    4.8  Survival........................................................... 51

                                      ARTICLE V

                           CONDITIONS PRECEDENT............................. 51
    5.1  Conditions of Initial Credit Extensions............................ 51
         (a)  Credit Agreement and Notes.................................... 51
         (b)  Resolutions; Incumbency....................................... 51
         (c)  Certificate................................................... 52
         (d)  Legal Opinions................................................ 52
         (e)  Payment of Fees............................................... 52
         (f)  Guaranty...................................................... 52
         (g)  Security Agreement, etc....................................... 52
         (h)  Pledge Agreements............................................. 53
         (i)  Real Estate Documents......................................... 53
         (j)  Key-Man Life Policy........................................... 54
         (k)  Exchange of Shares............................................ 54
         (m)  Other Documents............................................... 54
    5.2  Additional Conditions to Expansion Loans........................... 54
         (a)  Purchase Agreement............................................ 55
         (b)  Positive EBITDA............................................... 55
         (c)  Maximum Total Consideration Payable........................... 55
         (d)  Consent of Majority Lenders................................... 55
         (f)  Certificate of Senior Financial Officer....................... 55
         (g)  Perfected Security Interest................................... 56
         (h)  Environmental Audit and/or Review............................. 56
         (i)  No Material Litigation; Satisfactory Legal Form............... 56
    5.3  Conditions to All Credit Extensions................................ 57
         (a)  Notice, Application........................................... 57
         (b)  Continuation of Representations and Warranties................ 57
         (c)  No Existing Default........................................... 57

Section                                                                     Page
- -------                                                                    ----

                                      ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES........................ 57
    6.1  Corporate Existence and Power...................................... 57
    6.2  Corporate Authorization; No Contravention.......................... 58
    6.3  Governmental Authorization......................................... 58
    6.4  Binding Effect..................................................... 58
    6.5  Litigation......................................................... 58
    6.6  No Default......................................................... 59
    6.7  ERISA Compliance................................................... 59
    6.8  Use of Proceeds; Margin Regulations................................ 60
    6.9  Title to Properties................................................ 60
    6.10 Taxes.............................................................. 60
    6.11 Financial Condition................................................ 60
    6.12 Environmental Compliance........................................... 60
         (a)  No Violations................................................. 60
         (b)  Notices....................................................... 61
         (c)  Handling of Hazardous Substances.............................. 61
         (d)  Clean-Ups..................................................... 62
         (e)  Permits and Governmental Authority............................ 62
         (f)  Investigations................................................ 62
    6.13 Regulated Entities................................................. 62
    6.14 No Burdensome Restrictions......................................... 62
    6.15 Copyrights, Patents, Trademarks and Licenses, etc.................. 62
    6.16 Subsidiaries....................................................... 63
    6.17 Insurance.......................................................... 63
    6.18 Solvency, etc...................................................... 63
    6.19 Full Disclosure.................................................... 63
    6.20 Equity Rights, etc................................................. 63

                                     ARTICLE VII

                           AFFIRMATIVE COVENANTS............................ 64
    7.1  Financial Statements............................................... 64
    7.2  Certificates; Other Information.................................... 65
    7.3  Notices............................................................ 66
    7.4  Preservation of Corporate Existence, Etc........................... 67
    7.5  Maintenance of Property............................................ 68
    7.6  Insurance.......................................................... 68
    7.7  Payment of Obligations............................................. 68
    7.8  Compliance with Laws............................................... 69
    7.9  Compliance with ERISA.............................................. 69

Section                                                                     Page
- -------                                                                    ----

    7.10 Inspection of Property and Books and Records....................... 69
    7.11 Environmental Matters.............................................. 69
    7.12 Use of Proceeds.................................................... 70
    7.13 Key-Man Life Policy................................................ 70
    7.14 Rate Protection.................................................... 70
    7.15 Additional Collateral.............................................. 71
    7.16 Future Subsidiaries................................................ 71
    7.17 Further Assurances................................................. 72

                                     ARTICLE VIII

                            NEGATIVE COVENANTS.............................. 72
    8.1  Limitation on Liens................................................ 73
    8.2  Disposition of Assets.............................................. 75
    8.3  Consolidations and Mergers......................................... 75
    8.4  Loans and Investments.............................................. 75
    8.5  Limitation on Indebtedness......................................... 76
    8.6  Transactions with Affiliates....................................... 76
    8.7  Use of Proceeds.................................................... 77
    8.8  Contingent Obligations............................................. 77
    8.9  Lease Obligations.................................................. 77
    8.10 Minimum Interest Coverage Ratio.................................... 78
    8.11 Maximum Indebtedness to Capitalization Ratio....................... 78
    8.12 Minimum Fixed Charge Coverage Ratio................................ 79
    8.13 Maximum Capital Expenditures....................................... 80
    8.14 Maximum Total Indebtedness to EBITDA............................... 80
    8.15 Restricted Payments................................................ 81
    8.16 Landfill Development............................................... 81
    8.17 ERISA.............................................................. 82
    8.18 Change in Business................................................. 82
    8.19 Accounting Changes................................................. 82

                                      ARTICLE IX

                             EVENTS OF DEFAULT.............................. 82
    9.1  Event of Default................................................... 82
         (a)  Non-Payment................................................... 82
         (b)  Representation or Warranty.................................... 82
         (c)  Specific Defaults............................................. 82
         (d)  Other Defaults................................................ 82
         (e)  Cross-Default................................................. 83
         (f)  Insolvency; Voluntary Proceedings............................. 83

Section                                                                     Page
- -------                                                                    ----

         (g)  Involuntary Proceedings....................................... 83
         (h)  ERISA......................................................... 83
         (i)  Monetary Judgments............................................ 84
         (j)  Non-Monetary Judgments........................................ 84
         (k)  Change of Control or Management............................... 84
         (l)  Guarantor Defaults............................................ 84
         (m)  Security Agreement, etc....................................... 84
         (n)  Pledge Agreements............................................. 84
         (o)  Material Environmental Events................................. 85
    9.2  Remedies........................................................... 85
    9.3  Rights Not Exclusive............................................... 86

                                      ARTICLE X

                         THE ADMINISTRATIVE AGENT........................... 86
    10.1  Appointment and Authorization..................................... 86
    10.2  Delegation of Duties.............................................. 86
    10.3  Liability of Administrative Agent................................. 87
    10.4  Reliance by Administrative Agent.................................. 87
    10.5  Notice of Default................................................. 87
    10.6  Credit Decision................................................... 88
    10.7  Indemnification of Administrative Agent........................... 88
    10.8  Administrative Agent in Individual Capacity....................... 89
    10.9  Successor Administrative Agent.................................... 89
    10.10 Withholding Tax................................................... 90

                                      ARTICLE XI

                               MISCELLANEOUS................................ 92
    11.1  Amendments and Waivers............................................ 92
    11.2  Notices........................................................... 93
    11.3  No Waiver; Cumulative Remedies.................................... 94
    11.4  Costs and Expenses................................................ 94
    11.5  Company Indemnification........................................... 94
    11.6  Payments Set Aside................................................ 95
    11.7  Successors and Assigns............................................ 95
    11.8  Assignments, Participations, etc.................................. 95
    11.9  Confidentiality................................................... 96
    11.10 Set-off........................................................... 97
    11.11 Notification of Addresses, Lending Offices, Etc................... 97
    11.12 Counterparts...................................................... 98
    11.13 Severability...................................................... 98

Section                                                                     Page
- -------                                                                    ----

    11.14 No Third Parties Benefited........................................ 98
    11.15 Governing Law and Jurisdiction.................................... 98
    11.16 Waiver of Jury Trial.............................................. 98
    11.17 Entire Agreement.................................................. 99


SCHEDULES
Schedule 1.1       Commitments and Pro Rata Shares
Schedule 6.12      Environmental Matters
Schedule 6.16      Subsidiaries and Minority Interests
Schedule 6.17      Insurance Matters
Schedule 6.20      Equity Rights
Schedule 8.1       Liens
Schedule 8.5       Indebtedness
Schedule 8.8       Contingent Obligations
Schedule 11.2      Lending Offices; Addresses for Notices

EXHIBITS
Exhibit A          Form of Notice of Borrowing
Exhibit B          Form of Notice of Conversion/Continuation
Exhibit C          Form of Compliance Certificate
Exhibit D-1        Form of Opinion of Counsel to the Company and the Guarantors
Exhibit D-2        Form of Pennsylvania Local Counsel Opinion to the Company
                    and the Guarantors
Exhibit D-3        Form of Ohio Local Counsel Opinion to the Company and the
                    Guarantors
Exhibit D-4        Form of Illinois Local Counsel Opinion to the Company and
                    the Guarantors
Exhibit D-5        Form of Missouri Local Counsel Opinion to the Company and
                    the Guarantors
Exhibit D-6        Form of Arkansas Local Counsel Opinion to the Company and
                    the Guarantors
Exhibit D-7        Form of Oklahoma Local Counsel Opinion to the Company and
                    the Guarantors
Exhibit D-8        Form of Kansas Local Counsel Opinion to the Company and the
                    Guarantors
Exhibit E          Form of Guaranty
Exhibit F          Form of Security Agreement
Exhibit G-1        Form of Company Pledge Agreement
Exhibit G-2        Form of Subsidiary Pledge Agreement
Exhibit H          Form of Assignment and Acceptance
Exhibit I-1        Form of Term Loan Note

Exhibit I-2        Form of Expansion Loan Note
Exhibit I-3        Form of Working Capital Note
Exhibit J-1        Form of Fact Sheet
Exhibit J-2        Form of Eligible Acquisition Certificate

                        AMENDED AND RESTATED CREDIT AGREEMENT


    This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 26, 1996, among AMERICAN DISPOSAL SERVICES, INC., a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively the "LENDERS"; individually each a "LENDER"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK as documentation agent (the "DOCUMENTATION AGENT").

    WHEREAS, the Administrative Agent, the Documentation Agent, certain of the Lenders and the Company are party to a Credit Agreement, dated as of May 30, 1996 (the "EXISTING CREDIT AGREEMENT");

    WHEREAS, the parties to the Existing Credit Agreement wish to amend and restate the terms thereof in order to provide, among other things, additional Commitments to the Company; and

    WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such additional Commitments, make Loans and issue Letters of Credit;

    NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:


                                      ARTICLE I.

                                     DEFINITIONS

    1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

         "ADMINISTRATIVE AGENT" means ING in its capacity as administrative agent for the Lenders hereunder, and any successor agent arising under
    SECTION 10.9.

         "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means the address for payments set forth on SCHEDULE 11.2 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

         "AFFECTED LENDER" has the meaning set forth in SECTION 4.7.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise; PROVIDED, that, in any event, any Person (including a member of the immediate family of such Person) which is an officer or director or that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of the Company will be deemed to be an Affiliate of the Company.

         "AGENTS" means each of the Administrative Agent and the Documentation Agent.

         "AGENT-RELATED PERSONS" means ING and any successor administrative agent arising under SECTION 10.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGREEMENT" means this Amended and Restated Credit Agreement.

         "APPLICABLE MARGIN" means:

         (i) for any Term Loan, 1.50% per annum for Base Rate Loans and 3.25% per annum for LIBOR Loans; and

         (ii) for any Working Capital Loan and Expansion Loan, 1.25% per annum for Base Rate Loans and 3.00% per annum for LIBOR Loans; PROVIDED that if the ratio of Total Indebtedness to EBITDA as at the last day of any fiscal quarter of the Company shall fall within any of the ranges set forth in Schedule A below then, subject to the delivery to the Administrative Agent of a Compliance Certificate demonstrating such fact, the "APPLICABLE MARGIN" for each Working Capital Loan and Expansion Loan shall be reduced to the applicable percentage set forth in Schedule A below opposite such range as of the fifth Business Day following delivery of such Compliance Certificate through the fifth Business Day following the date of delivery of the Compliance Certificate with respect to the next succeeding fiscal quarter (except that notwithstanding the foregoing, the Applicable Margin for any Working Capital Loan or Expansion Loan shall not as a consequence of this PROVISO be reduced at any time during which an Event of Default shall have occurred and be continuing):

                                      Schedule A

                                    APPLICABLE MARGIN FOR
                                 EXPANSION LOANS AND WORKING
                                    CAPITAL LOANS (% P.A.)
                                  ---------------------------

              RATIO OF TOTAL
              INDEBTEDNESS TO         BASE RATE    LIBOR
                 EBITDA                 LOANS      LOANS
              ---------------         ---------    -----
              3.0 < x < 3.5              1.00       2.75
              2.5 < x < 3.0              0.75       2.50
              2.0 < x < 2.5              0.50       2.25
                    x < 2.0              0.00       1.50

         "ASSET SALE" means any sale, transfer or disposition of any asset of the Company or any of its Subsidiaries, excluding (a) inventory and equipment sold, transferred or disposed of, in the ordinary course of business of the Company or such Subsidiary, as the case may be, and (b) equipment sold, transferred or disposed of, in order to purchase replacement equipment.

         "ASSIGNEE" has the meaning set forth in SUBSECTION 11.8(a).

         "ASSIGNMENT AND ACCEPTANCE" has the meaning set forth in SECTION
    11.8(a).

         "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel and all reasonable disbursements of internal counsel.

         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

         "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and
    (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
    Rate.

         "BORROWING" means a borrowing hereunder consisting of Working Capital Loans, Term Loans or Expansion Loans of the same Type made to the Company on the same day by the Lenders under ARTICLE II, and, other than in the case of Base Rate Loans, having the same Interest Period.

         "BORROWING DATE" means any date on which a Borrowing occurs under
    SECTION 2.4.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to a LIBOR Loan, means such a day on which dealings are carried on in the applicable London dollar interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CAPITAL LEASE LIABILITIES" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CAPEX ALLOCATION" has the meaning set forth in SECTION 8.12.

         "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lenders (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at a bank designated by ING.

         "CASH RESERVE" means a deposit account having an initial amount of $5,700,000 for the benefit of the Administrative Agent, which Cash Reserve shall be applied by the Company to fund Eligible Acquisitions as provided in the first sentence of SECTION 5.2. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in all such cash and deposit account balances. The Cash Reserve shall be maintained in blocked, interest bearing deposit accounts at a bank designated by ING.

         "CERCLA" has the meaning set forth in SUBSECTION 6.12(a).

         "CLOSING DATE" means the date on or prior to August 30, 1996 on which all conditions precedent set forth in SECTION 5.1 are satisfied or waived by all Lenders (or, in the case of SUBSECTION 5.1(e), waived by the Person entitled to receive such payment).

         "CODE" means the Internal Revenue Code of 1986.

         "COMMITMENTS" means the Term Loan Commitments, the Expansion Loan Commitments and the Working Capital Loan Commitments.

         "COMPANY PLEDGE AGREEMENT" has the meaning set forth in SUBSECTION 5.1(h).

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

         "COMPUTATION PERIOD" means each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter, beginning with the period ending June 30, 1996.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (ii) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "CONVERSION/CONTINUATION DATE" means any date on which, under SECTION 2.5, the Company (a) converts Loans of one Type to the other Type or (b) continues as LIBOR Loans, but with a new Interest Period, LIBOR Loans having Interest Periods expiring on such date.

         "CREDIT EXTENSION" means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

         "DOCUMENTATION AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as documentation agent for the Lenders hereunder.

         "DOLLARS" and "$" mean lawful money of the United States.

         "EBITDA" means, for any Computation Period (or such shorter period specified in SUBSECTIONS 8.10(a), 8.12(a) and 8.14(a)), the amount obtained from the following calculation of the following amounts (without duplication) for such Computation Period (or, as the case may be, such shorter period):

         (a) Net Income LESS to the extent included in determining Net Income, all extraordinary gains, PLUS to the extent deducted in determining Net Income, all extraordinary losses, PLUS

         (b)  Interest Expense, PLUS

         (c) to the extent deducted in determining Net Income, provisions for federal, state, local and foreign income taxes (other than taxes on extraordinary gains), whether paid or deferred, PLUS

         (d) to the extent deducted in determining Net Income, depreciation and amortization expense of assets of the Company and its Subsidiaries, on a consolidated basis, PLUS

         (e) to the extent deducted in determining Net Income, the aggregate amount of any write-off of expenses arising in connection with (a) the Loans or (b) prior issuances of debt or equity, PLUS

         (f) the aggregate amount of non-cash expense associated with the closure and post-closure reserves of a plant or facility owned by the Company or a Subsidiary of the Company, PLUS

         (g) the aggregate amount of all other non-cash expenses of the Company and its Subsidiaries not specifically listed above;

PROVIDED, HOWEVER, that

         (x) for the purpose of determining compliance with SECTIONS 8.10, 8.12 and 8.14 with respect to any period in which an Eligible Acquisition has occurred, EBITDA shall be calculated without giving effect to such Eligible Acquisition during the fiscal quarter in which it occurred (but shall be calculated after giving effect to such Eligible Acquisition for each fiscal quarter thereafter) unless such Eligible Acquisition occurred on the first day of a fiscal quarter during such period, and

         (y) for the purpose of determining compliance with SECTION 8.14 with respect to a period in which an Eligible Acquisition has occurred, if

              (i) pursuant to CLAUSE(x), EBITDA is calculated after giving effect to such Eligible Acquisition, and

              (ii) the number of fiscal quarters required to be included in such calculation (the "REQUIRED NUMBER OF QUARTERS") exceeds the number of full fiscal quarters since such Eligible Acquisition, then

    EBITDA attributable to such Eligible Acquisition shall be multiplied by a number, such that the number of full fiscal quarters since the applicable Eligible Acquisition, multiplied by such number, is equal to the Required Number of Quarters. For illustrative purposes only, if an Eligible Acquisition occurs on September 15, 1996, and EBITDA is being calculated pursuant to SUBSECTION 8.14(b) for the Computation Period ending December 31, 1996, then EBITDA attributable to such Eligible Acquisition shall be such EBITDA calculated for the period beginning on October 1, 1996 and ending on December 31, 1996 multiplied by 4.

         "EFFECTIVE AMOUNT" means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "ELIGIBLE ACQUISITION" means any acquisition by the Company or any of its Subsidiaries (regardless of the structure of the transaction) of the capital stock of, or all or substantially all of the assets of, any Person (or of a line of business or business segment of any Person) that was, immediately prior to such acquisition, engaged primarily in the business of solid waste collection, recycling, hauling and disposal or owning and operating landfills or transfer stations (or such related activities as the Company or its Subsidiaries are then engaged in), or any other acquisition approved by the Majority Lenders.

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws (including RCRA, CERCLA, SARA, the Federal Clean Water Act, the Federal Clean Air Act and the Toxic Substances Control Act), statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety or land use matters.

         "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
    Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer

    (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
    Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 9.1.

         "EXCESS CASH FLOW" means, for any fiscal year, the excess (if any) of:

         (a) the sum (without duplication) of the amounts for such fiscal year of:

              (i)  Operating Cash Flow, PLUS

              (ii) the absolute value of the net decrease (if any) in working capital (other than cash, cash equivalents and current maturities of long-term debt) of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, PLUS

              (iii) the aggregate amount of all tax refunds received by the Company or any of its Subsidiaries, OVER

         (b) the sum (without duplication) of the amounts for such fiscal year of:

              (i) the net increase (if any) in working capital (other than cash, cash equivalents and current maturities of long-term debt) of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, PLUS

              (ii) the aggregate amount of interest on the Loans paid by the Company and the aggregate principal amount of Term Loans, Expansion Loans (except to the extent any such payment in respect of an Expansion Loan may be reborrowed pursuant to SECTION 2.2(b)) and (only to the extent that the Working Capital Loan Commitment shall have been permanently reduced by the amount of such payment) Working Capital Loans repaid by the Company in such fiscal year and the aggregate amount of principal and interest paid by the Company with respect to Subordinated Indebtedness, PLUS

              (iii) the aggregate amount of payments made by the Company and its Subsidiaries on Capital Lease Liabilities in such fiscal year,

IT BEING UNDERSTOOD that the amount of the Retained Excess Cash Flow for the immediately preceding fiscal year shall be excluded from the calculation of Excess Cash Flow for such fiscal year.

         "EXPANSION LOAN" shall mean the loans provided for by SUBSECTION 2.2(b) hereof, which may be Base Rate Loans and/or LIBOR Loans.

         "EXPANSION LOAN COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make one or more Expansion Loans in an aggregate amount up to but not exceeding the amount set forth opposite the name of such Lender on SCHEDULE 1.1 under the caption "Expansion Loan Commitment" (as the same may be reduced from time in accordance with this Agreement). The original aggregate principal amount of the Expansion Loan Commitments is $75,000,000, PROVIDED that during the period commencing on August 1, 1997 through and including the Expansion Loan Commitment Termination Date, the aggregate principal amount of the Expansion Loan Commitments will be equal to the lesser of (x) the then unused amount of the Expansion Loan Commitment and (y) $37,500,000.

         "EXPANSION LOAN COMMITMENT TERMINATION DATE" means the earliest of

         (a)  December 31, 1997;

         (b) the date on which Expansion Loans (other than amounts thereof that may be required to be prepaid pursuant to SECTION 2.8(a)(ii) and then able to be reborrowed pursuant to SECTION 2.2(b)) in an aggregate principal amount equal to the aggregate principal amount of the Expansion Loan Commitments are outstanding; and

         (c) the date on which the aggregate principal amount of the Expansion Loan Commitments are terminated in full or reduced to zero in accordance with this Agreement.

         "EXPANSION LOAN LENDERS" shall mean (a) on the date hereof, the Lenders having Expansion Loan Commitments on SCHEDULE 1.1 and
    (b) thereafter, the Lenders from time to time holding Expansion Loans and Expansion Loan Commitments after giving effect to any assignments thereof permitted by SECTION 11.8 hereof.

         "EXPANSION LOAN NOTES" shall mean the promissory notes provided for by SUBSECTION 2.2(d) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTOR" means each Subsidiary of the Company.

         "GUARANTY" has the meaning set forth in SUBSECTION 5.1(f).

         "GUARANTY OBLIGATION" has the meaning set forth in the definition of Contingent Obligation.

         "HAZARDOUS SUBSTANCES" has the meaning set forth in SUBSECTION
    6.12(b).

         "HOLDBACK AMOUNT" means, with respect to any Eligible Acquisition, such amount which, pursuant to the terms of the acquisition agreement with respect to such Eligible Acquisition, has been withheld by the Company from the purchase price thereof subject to the satisfaction of conditions subsequent set forth in such acquisition agreement.

         "HONOR DATE" has the meaning set forth in SUBSECTION 3.3(b).

         "IMMATERIAL LAW" means any provision of any Environmental Law the violation of which will not (a) violate any judgment, decree or order which is binding upon the Company or any Subsidiary, (b) result in or threaten (either immediately or with the passage of time) any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any DE MINIMIS liability or expense) for the Company or any Subsidiary (either immediately or with the passage of time); PROVIDED that no provision of any Environmental Law shall be an Immaterial Law if the Administrative Agent has notified the Company that the Required Lenders have determined in good faith that such provision is material.

         "IMMATERIAL NOTICE" means a notice from or allegation by a Person which is not a Governmental Authority or agency (or a representative thereof) regarding any event or condition relating to the environment for which the Company or any Subsidiary may have any liability or any breach by the Company or any Subsidiary of any Environmental Law, which notice or allegation (a) has not given rise to any judicial or regulatory case or proceeding and (b) in the reasonable judgment of the Company, is not likely to result in any liability or expense (other than any DE MINIMIS liability or expense) for the Company or the applicable Subsidiary.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations by such Person with respect to Surety Instruments (excluding the obligations of the Company with respect to any Post-Closure Surety Bonds); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all net obligations of such Person with respect to Swap Contracts; (h) all indebtedness of such Person referred to in CLAUSES (a) through

    (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through (g) above; PROVIDED, HOWEVER, that for the purpose of determining compliance with SECTION 8.14 with respect to any period, the amount of Indebtedness incurred in connection with an Eligible Acquisition that has occurred during such period shall not be included in the computation of Indebtedness during the fiscal quarter in which such Eligible Acquisition has occurred (but shall be included in such computation for each fiscal quarter thereafter) unless such Eligible Acquisition occurred on the first day of a fiscal quarter during such period.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.5.

         "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.5.

         "INDEPENDENT AUDITOR" has the meaning set forth in SUBSECTION 7.1(a).

         "ING" means Internationale Nederlanden (U.S.) Capital Corporation (which shall include any successor or assignee thereof).

         "INITIAL DATE" has the meaning set forth in SUBSECTION 4.1(e).

         "INSOLVENCY PROCEEDING" means, without respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (including any proceeding under the Bankruptcy Code) or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors.

         "INTEREST EXPENSE" means, for any period, the aggregate amount of cash interest expense of the Company and its Subsidiaries for such period which, in accordance with GAAP, would be included on the consolidated financial statements of the Company, including the portion of any rent paid in respect of Capital Lease Liabilities which is allocable to interest expense in accordance with GAAP; PROVIDED, HOWEVER, that for the purpose of determining compliance with SECTIONS 8.10 and 8.12 with respect to any period, the amount of Interest Expense attributable to an Eligible Acquisition that has occurred during such period shall not be included in the computation of Interest Expense during the fiscal quarter in which such Eligible

    Acquisition has occurred (but shall be included in such computation for each fiscal quarter thereafter) unless such Eligible Acquisition occurred on the first day of a fiscal quarter during such period.

         "INTEREST PERIOD" means, as to any LIBOR Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate subsequent calendar month;

              (iii) no Interest Period for any Working Capital Loan shall extend beyond the scheduled Working Capital Loan Termination Date; and

              (iv) no Interest Period applicable to the Term Loan or an Expansion Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan or, as the case may be, an Expansion Loan unless the aggregate principal amount of the Term Loan or, as the case may be, Expansion Loan represented by Base Rate Loans, or by LIBOR Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "ISSUANCE DATE" has the meaning set forth in SUBSECTION 3.1(a).

         "ISSUE" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

         "ISSUING LENDER" means ING in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under

    SECTION 10.1(b) or SECTION 10.9; PROVIDED, if the Administrative Agent, with respect to any Letter of Credit, requests that any other Lender issue such Letter of Credit, then, subject to the agreement of such other Lender, the Issuing Lender with respect to such Letter of Credit shall be such other Lender in such capacity.

         "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person (provided that the term Joint Venture shall not include any Subsidiary).

         "L/C ADVANCE" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C AMENDMENT APPLICATION" means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

         "L/C APPLICATION" means an application form for issuance of a standby letter of credit as shall at any time be in use by the Issuing Lender, as the Issuing Lender shall request.

         "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Working Capital Loans under SUBSECTION 3.3(c).

         "L/C COMMITMENT" means the commitment of the Issuing Lenders to Issue, and the commitment of the Working Capital Lenders severally to participate in, Letters of Credit from time to time Issued under ARTICLE III, in an aggregate amount not to exceed $3,000,000 at any time; IT BEING UNDERSTOOD that the L/C Commitment is a part of the Working Capital Loan Commitment, rather than a separate, independent commitment.

         "L/C FEE RATE" means 2.25%.

         "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, PLUS (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

         "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of

    Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

         "LENDER" has the meaning set forth in the PREAMBLE. References to the "Lenders" shall include the Issuing Lender in its capacity as such; for purposes of clarification only, to the extent that the Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

         "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" on SCHEDULE 11.2, or such other office or offices as such Lender may from time to time specify to the Company and the Administrative Agent.

         "LETTER OF CREDIT" means any standby letter of credit Issued by the Issuing Lender pursuant to ARTICLE III.

         "LIBO RATE" means, with respect to any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), reported, at 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement
    Rate) as the London interbank offered rate for Dollar deposits having a term comparable to the duration of such Interest Period and (if such Telerate Access Service Page includes different rates for different deposit amounts) in an amount equal to or greater than $1,000,000, DIVIDED BY (b) 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

         "LIBOR LOAN" means a Loan that bears interest based on the LIBO Rate.

         "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

         "LOAN" means an extension of credit by a Lender to the Company under
    ARTICLE II or ARTICLE III in the form of a Working Capital Loan, Term Loan, Expansion Loan or L/C Advance. Each Working Capital Loan, each Expansion Loan and the Term Loan may be divided into tranches which may be a Base Rate Loan or a LIBOR Loan.

         "LOAN DOCUMENTS" means this Agreement, any Note, the L/C-Related Documents, the Security Agreement, each Guaranty, the Pledge Agreements and all other documents (including any mortgage, leasehold mortgage or deed of trust) delivered to the Administrative Agent or any Lender in connection herewith.

         "MAJORITY LENDERS" means Lenders having at least 51% of the sum of (a) the aggregate unpaid principal amount of the Loans PLUS (b) the aggregate amount of all L/C Obligations PLUS (c) the aggregate amount of the unused Expansion Loan Commitments (to the extent such Commitments have not terminated) PLUS (d) the aggregate amount of the unused Working Capital Loan Commitments (to the extent such Commitments have not terminated).

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

         "MONTHLY PAYMENT DATE" means (i) as to any LIBOR Loan, the earlier of the last day of each Interest Period applicable to such Loan and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (ii) as to any Base Rate Loan and any other amounts payable hereunder (including any fees), the last Business Day of each calendar month.

         "MORTGAGE" means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on Real Property of the Company or any Subsidiary.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

         "NET DEBT PROCEEDS" means, with respect to the sale or issuance by the Company or any of its Subsidiaries of any Indebtedness of a type described in clause (a) or (d) of the definition of Indebtedness, the excess of:

              (a) the gross cash proceeds received by the Company or such Subsidiary, as the case may be, from such sale or issuance, OVER

              (b) all related underwriting, broker, sales or placement agent commissions, and all out-of-pocket related fees and expenses paid by the Company or such Subsidiary, as the case may be, in connection therewith.

         "NET DISPOSITION PROCEEDS" means with respect to any Asset Sale, the excess of:

         (a) the gross proceeds (cash and non-cash) received by the Company or any of its Subsidiaries from such Asset Sale, OVER

         (b) the sum of:

              (i) the aggregate outstanding amount (if any) of Indebtedness (other than any Loans) that was incurred or assumed by the Company or any of its Subsidiaries to acquire the asset subject to such Asset Sale, PLUS

              (ii) all expenses and fees incurred by the Company or such Subsidiary, as the case may be, in connection therewith; PROVIDED, HOWEVER, that if any of such expenses and fees are payable to any Affiliate of the Company or of any of its Subsidiaries, then only to the extent they were incurred in good faith and in arm's length transactions, PLUS

              (iii) all foreign, federal, state and local taxes payable by the Company or such Subsidiary, as the case may be, as a direct consequence of any such Asset Sale (including in the case such Asset Sale was consummated by a Subsidiary of the Company, taxes payable by such Subsidiary on any dividend or distribution by it of cash to the Company or to any Subsidiary of the Company, as estimated in good faith by the Company), PLUS

              (iv) appropriate amounts, in an amount reasonably determined by the Company or such Subsidiary, as the case may be, in accordance with GAAP to be provided by the Company or such Subsidiary, as the case may be, as a reserve against any liabilities retained by it associated with such assets after such Asset Sale, including any indemnification, pension and other post-employment benefit liabilities, workers' compensation liabilities, liabilities associated with retiree benefits, and liabilities relating to environmental matters;

    PROVIDED, HOWEVER, that in the event that the taxes actually paid in respect of any such Asset Sale are less than the amounts specified in CLAUSE (iii), or any of the reserves specified in CLAUSE (iv) are determined by the Company or such Subsidiary to no longer be required, "Net Disposition Proceeds" shall be deemed to include such difference on the date of the payment of such taxes or on the date the amount of the non-required reserves is so determined, respectively.

         "NET EQUITY PROCEEDS" means, with respect to the sale or issuance by the Company or any of its Subsidiaries to any Person (other than (i) employees, officers and consultants and former employees, officers and consultants pursuant to any stock option plan and (ii) other options and warrants outstanding on the Closing Date) of any stock or other equity interests, warrants or options or the exercise of any such warrants or options in respect thereof, the EXCESS of:

         (a) the gross proceeds received by the Company or such Subsidiary, as the case may be, from such sale, issuance or exercise, OVER

         (b) all related underwriting, broker, sales or placement agent commissions, and all out-of-pocket related fees and expenses paid by the Company or such Subsidiary, as the case may be, in connection therewith.

         "NET INCOME" means, for any period, the net income of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP.

         "NOTE" means the Term Loan Notes, the Working Capital Notes and the Expansion Loan Notes.

         "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

         "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Administrative Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

         "OPERATING CASH FLOW" has the meaning set forth in SECTION 8.12.

         "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

         "PARTICIPANT" has the meaning set forth in SUBSECTION 11.8(c).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

         "PERMITTED LIENS" has the meaning set forth in SECTION 8.1.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of its Subsidiaries sponsors or maintains or to which the Company or any of its Subsidiaries makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "PLEDGE AGREEMENTS" means the Company Pledge Agreement and each Subsidiary Pledge Agreement.

         "POST-CLOSURE SURETY BOND" means a surety bond issued for the account of the Company or one of its Subsidiaries in the ordinary course of business in connection with a landfill operated by the Company, which surety bond is issued for the purpose of ensuring the payment of costs associated with the closing of such landfill.

         "PRIME RATE" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by the Administrative Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Administrative Agent shall, during such period, determine the "Prime Rate" based upon the arithmetic average of the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

         "PRO RATA SHARE" means, as to any Lender of any Class at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment with respect to such Class of Loans (whether funded or unfunded) divided by the combined Commitments (whether funded or unfunded) of all Lenders of such Class. The initial Pro Rata Share of each Lender for each Class is set forth on SCHEDULE 1.1.

         "QUARTERLY DATE" means the last Business Day of each March, June, September and December of each year.

         "RCRA" has the meaning set forth in SUBSECTION 6.12(a).

         "REAL PROPERTY" means all real property heretofore, now or hereafter owned, operated or leased by the Company or any Subsidiary.

         "RELEASE" has the meaning specified in CERCLA and the term "DISPOSAL" (or "DISPOSED") shall have the meaning specified in RCRA and regulations promulgated thereunder; PROVIDED that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and PROVIDED FURTHER, to the extent that the laws of a state wherein the affected property lies establish a meaning for "RELEASE" or "DISPOSAL" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

         "REPLACEMENT LENDER" has the meaning set forth in SECTION 4.7.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIRED LENDERS" means Lenders having at least 66-2/3% of the sum of
    (a) the aggregate unpaid principal amount of the Loans PLUS (b) the aggregate amount of all L/C Obligations PLUS (c) the aggregate amount of the unused Expansion Loan Commitments (to the extent such Commitments have not terminated) PLUS (d) the aggregate amount of the unused Working Capital Loan Commitments (to the extent such Commitments have not terminated).

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESERVE REQUIREMENT" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any regulatory change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBO Rate is to be determined as provided in the definition of "LIBO Rate" in this SECTION 1.01 or (ii) any category of extensions of credit or other assets that includes LIBOR Loans.

         "RESPONSIBLE OFFICER" means the chief executive officer, the chief financial officer, the chief accounting officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "RESTRICTED PAYMENT" has the meaning set forth in SECTION 8.15.

         "RETAINED EXCESS CASH FLOW" means for any fiscal year, 25% of the Excess Cash Flow for such fiscal year.

         "SARA" has the meaning set forth in SUBSECTION 6.12(a).

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SECURITY AGREEMENT" has the meaning set forth in SUBSECTION 5.1(g).

         "SUBORDINATED INDEBTEDNESS" means unsecured Indebtedness of the Company for money borrowed which is subordinated in form and substance to the monetary Obligations, and has subordination provisions, terms of payment, interest rates, covenants, remedies, defaults and other material terms, in each case, reasonably satisfactory in form and substance to the Administrative Agent and the Majority Lenders.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or by one or more of the Subsidiaries of such Person, or by a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "SUBSIDIARY PLEDGE AGREEMENT" has the meaning set forth in SUBSECTION 5.1(h).

         "SUBSIDIARY X" has the meaning set forth in SECTION 7.16.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

         "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

         "TARGET CO." means any Person whose assets or equity securities shall be subject to a prospective or actual Eligible Acquisition.

         "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

         "TERM LOAN" shall mean the loans provided for under the Term Loan Commitment and as provided for by SECTION 2.2 (a) hereof, which may be Base Rate Loans and/or LIBOR Loans.

         "TERM LOAN COMMITMENT" shall mean, for each Term Loan Lender, the obligation of such Lender to make a single Term Loan in an aggregate amount up to but not exceeding the amount set forth opposite the name of such Lender on SCHEDULE 1.1 under the caption "Term Loan Commitment" (as the same may be reduced from time to time in accordance with this Agreement). The original aggregate principal amount of the Term Loan Commitments is $25,000,000.

         "TERM LOAN COMMITMENT TERMINATION DATE" means the Closing Date.

         "TERM LOAN NOTES" shall mean the promissory notes provided for by SUBSECTION 2.2(d) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

         "TERM LOAN LENDERS" shall mean (a) on the date hereof, the Lenders having Term Loan Commitments on SCHEDULE 1.1 and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by SECTION 11.8 hereof.

         "TOTAL CONSIDERATION PAYABLE" means with respect to any Eligible Acquisition, the sum of:

         (a) total cash consideration that is payable by the Company to the applicable seller in connection with such Eligible Acquisition (including the aggregate amount of broker's fees, finder's fees and origination fees arising in connection with such Eligible Acquisition), PLUS

         (b) the good faith estimated capital expenditures to be incurred by the Company during the twelve months immediately succeeding such Eligible Acquisition (as certified by the Company to the Administrative Agent) that are specifically associated with the operation of the acquired assets, PLUS

         (c) the amount which represents the deferred purchase price with respect to such Eligible Acquisition.

         "TOTAL INDEBTEDNESS" means all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis, excluding Indebtedness described in, and Guaranty Obligations in respect of Indebtedness described in, CLAUSE (g) of the definition of Indebtedness.

         "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." each means the United States of America.

         "UNMATURED EVENT OF DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more other Wholly-Owned Subsidiaries, or by a combination thereof.

         "WITHHELD AMOUNT" means, with respect to any Eligible Acquisition, such part of the Holdback Amount which, pursuant to the terms of the acquisition agreement with respect to such Eligible Acquisition, has been determined not to be payable by the Company pursuant to the terms of such acquisition agreement.

         "WORKING CAPITAL LOAN COMMITMENT" shall mean, for each Working Capital Lender, the obligation of such Lender to make Working Capital Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on SCHEDULE
    1.1 under the caption "Working Capital Loan Commitment" (as the same may be reduced from time to time in accordance with this Agreement). The original aggregate principal amount of the Working Capital Loan Commitments is $10,000,000.

         "WORKING CAPITAL LENDERS" shall mean (a) on the date hereof, the Lenders having Working Capital Loan Commitments on SCHEDULE 1.1 and
    (b) thereafter, the Lenders from time to time holding Working Capital Loans and Working Capital Loan Commitments after giving effect to any assignments thereof permitted by SECTION 11.8 hereof.

         "WORKING CAPITAL LOANS" shall mean the loans provided for by
    SECTION 2.2(c) hereof, which may be Base Rate Loans and/or LIBOR Loans.

         "WORKING CAPITAL NOTES" shall mean the promissory notes provided for by SUBSECTION 2.2(d) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

         "WORKING CAPITAL LOAN COMMITMENT TERMINATION DATE" means the earlier to occur of:

              (a)  June 30, 2001; and

              (b) the date on which the Working Capital Loan Commitment is terminated in full or reduced to zero in accordance with this Agreement.

    1.2 OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and SUBSECTION, SECTION, SCHEDULE and EXHIBIT references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agents merely because of the Lenders' or the Agents' involvement in their preparation.

         (h) Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Working Capital Loan, an Expansion Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

    1.3 ACCOUNTING PRINCIPLES.

         (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.1) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles applied in the preparation of the financial statements referred to in SECTION 6.11.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                     ARTICLE II.

                                     THE CREDITS

    2.1 THE CREDITS. On the terms and subject to the conditions of this Agreement,

         (a) each Lender severally agrees to make Loans pursuant to the Commitments described in SECTION 2.2; and

         (b) the Issuing Lender severally agrees that it will issue Letters of Credit pursuant to SECTION 3.2, and each Working Capital Lender severally agrees that it will purchase participation interests in Letters of Credit pursuant to SECTION 3.3.

    2.2 THE COMMITMENTS.

         (a) TERM LOAN COMMITMENT. Each Lender holding a Term Loan Commitment severally agrees, on the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars on or before the Term Loan Commitment Termination Date in a principal amount up to but not exceeding the amount of the Term Loan Commitment of such Lender. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

         (b) EXPANSION LOAN COMMITMENT. Each Lender holding an Expansion Loan Commitment severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Expansion Loan Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Expansion Loan Commitment of such Lender. No amounts paid or prepaid with respect to Expansion Loans may be reborrowed as Expansion Loans; PROVIDED, that amounts prepaid pursuant to SECTION 2.8(a)(ii) may be reborrowed as Expansion Loans to but not including the Expansion Loan Commitment Termination Date.

         (c) WORKING CAPITAL LOAN COMMITMENT. Each Working Capital Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Working Capital Loan Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Working Capital Loan Commitment of such Lender as in effect from time to time, PROVIDED that in no event shall the aggregate principal amount of all Working Capital Loans, together with the aggregate amount of all L/C Obligations, exceed the aggregate amount of the Working Capital Loan Commitments as in effect from time to time.

         (d) THE NOTES. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Pro Rata Share of the original applicable Commitment. The Company hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Company absent demonstrable error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations, or any error in any such notation, shall not limit or otherwise affect any obligations of the Company or any Guarantor.

    2.3 LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Lender shall be permitted or required to make

         (a) any Term Loan if, after giving effect thereto, the aggregate principal amount of all the Term Loans

              (i) of all Lenders made since the Closing Date would exceed the aggregate original principal amount of the Term Loan Commitments; or

              (ii) of such Lender made since the Closing Date would exceed such Lender's Pro Rata Share of the aggregate original principal amount of the Term Loan Commitment;

         (b) any Expansion Loan if after giving effect thereto, the aggregate outstanding principal amount of all the Expansion Loans

              (i) of all Lenders made since the Closing Date would exceed the aggregate amount of the Expansion Loan Commitments as then in effect; or

              (ii) of such Lender made since the Closing Date would exceed such Lender's Pro Rata Share of the aggregate amount of the Expansion Loan Commitments as then in effect; or

         (c) any Working Capital Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Working Capital Loans

              (i) of all the Lenders, together with all L/C Obligations, would exceed the aggregate amount of the Working Capital Loan Commitments as then in effect; or

              (ii) of such Lender, together with such Lender's Pro Rata Share of all L/C Obligations, would exceed such Lender's Pro Rata Share of the aggregate amount of the Working Capital Loan Commitments as then in effect.

    2.4 PROCEDURE FOR BORROWING. (a) Each Borrowing of Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York time) (i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

              (A) the amount of the Borrowing, which shall be (x) in the case of LIBOR Loans, in an amount of $500,000 or a higher integral multiple of $100,000 and (y) in the case of Base Rate Loans, in an aggregate amount of $100,000 or a higher integral multiple thereof;

              (B)  the requested Borrowing Date, which shall be a Business Day;

              (C)  the Type and Class of Loans comprising the Borrowing; and

              (D) in the case of LIBOR Loans, the duration of the Interest Period therefor.

         (b) The Administrative Agent will promptly notify each applicable Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

         (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company to an account of the Administrative Agent specified to the Lenders for such purpose by 12:00 noon (New York time) on the Borrowing Date requested by the Company in immediately available funds. The proceeds of all Loans will then be made available to the Company by the Administrative Agent by transfer of the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent to an account of the Company specified for such purpose in the Notice of Borrowing.

         (d) After giving effect to any Borrowing, there may not be more than eight different Interest Periods in effect.

    2.5 CONVERSION AND CONTINUATION ELECTIONS. (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with SUBSECTION 2.5(b):

         (i) elect to convert, on any Business Day, any Base Rate Loans (in an aggregate amount of $100,000 or a higher integral multiple thereof) into LIBOR Loans;

         (ii) elect to convert, on the last day of the applicable Interest Period, any LIBOR Loans (or any part thereof in an aggregate amount of $100,000 or a higher integral multiple thereof) into Base Rate Loans; or

         (iii) elect to continue, as of the last day of the applicable Interest Period, any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $500,000 or a higher integral multiple of $100,000);

PROVIDED that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof, to be less than $500,000, such LIBOR Loans shall automatically convert into Base Rate Loans.

         (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (New York time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans; and
(ii) one Business Day prior to the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

         (i)  the proposed Conversion/Continuation Date;

         (ii)  the aggregate amount of Loans to be converted or continued;

         (iii) the Type and Class of Loans resulting from the proposed conversion or continuation; and

         (iv) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Company shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

         (e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as a LIBOR Loan.

         (f) After giving effect to any conversion or continuation of Loans, there may not be more than eight different Interest Periods in effect.

    2.6 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Working Capital Loan Commitment or (prior to the funding of any Expansion Loan) the Expansion Loan Commitment, or permanently reduce the Working Capital Loan Commitment or (prior to the funding of any Expansion Loan) the Expansion Loan Commitment, by an aggregate amount of $1,000,000 or a higher integral multiple thereof; UNLESS, in the case of the Working Capital Loan Commitment, after giving effect thereto and to any prepayment of Working Capital Loans made on the effective date thereof, the aggregate principal amount of all Working Capital Loans plus the Effective Amount of all L/C Obligations would exceed the amount of the Working Capital Loan Commitment then in effect. Once reduced in accordance with this Section, neither the Working Capital Loan Commitment nor the Expansion Loan Commitment may be increased. Any reduction of the Working Capital Loan Commitment or the Expansion Loan Commitment shall be applied to each Lender according to its Pro Rata Share.

    2.7 OPTIONAL PREPAYMENTS. Subject to SECTION 4.4, the Company may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the

Administrative Agent, ratably prepay any Loans in whole or in part, in the case of LIBOR Loans, in an amount of $500,000 or a higher integral multiple of $100,000 and in the case of Base Rate Loans, in an aggregate amount of $100,000 or a higher integral multiple thereof. Any prepayment of Loans shall be applied in accordance with SECTION 2.9. The Administrative Agent will promptly notify each applicable Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of LIBOR Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

    2.8 MANDATORY PREPAYMENTS. The Company shall,

         (a) (i) on each date when any reduction in the Working Capital Loan Commitment shall become effective, including pursuant to SECTION 2.6, make a mandatory prepayment of all Working Capital Loans equal to the excess, if any, of (x) the sum of the aggregate, outstanding principal amount of all Working Capital Loans and the L/C Obligations over (y) the Working Capital Loan Commitment Amount as so reduced, and (ii) prepay Expansion Loans in an amount equal to each Withheld Amount on the date on which such Withheld Amount is determined not to be payable by the Company, PROVIDED, that for the purposes of this SUBSECTION, if the total cash consideration with respect to any Eligible Acquisition is funded in whole or in part with funds other than the proceeds of an Expansion Loan, then the Withheld Amount subject to a prepayment pursuant to this SUBSECTION shall be deemed to be the lesser of the proceeds of such Expansion Loan and the Withheld Amount.

         (b) within 90 days after the end of each fiscal year, make a mandatory prepayment of the Loans, in an amount equal to 75% of the Excess Cash Flow for such fiscal year;

         (c) no later than the third Business Day after each receipt by the Company or any of its Subsidiaries of any Net Disposition Proceeds, make a mandatory prepayment of the Loans in the amount of the Net Disposition Proceeds; PROVIDED, HOWEVER, that in the event that the Company or any of its Subsidiaries shall have received non-cash Net Disposition Proceeds, such prepayment shall be required only to the extent that such non-cash Net Disposition Proceeds are converted into cash or cash is received in respect thereof;

         (d) no later than the third Business Day after each receipt by the Company or any of its Subsidiaries of any Net Equity Proceeds, make a mandatory prepayment of the Loans in the amount of 50% of such Net Equity Proceeds; PROVIDED, HOWEVER, that in the event that the Company or any of its Subsidiaries shall have received non-cash Net Equity Proceeds, such prepayment shall be required only to the extent of the non-cash Net Equity Proceeds as they are converted into cash or cash is received in respect thereof;

         (e) no later than the third Business Day after each incurrence or issuance of any Indebtedness of a type described in clause (a) or (d) of the definition of Indebtedness by the Company or any Subsidiary of the Company, make a mandatory prepayment of the Loans in the amount of 100% of the Net Debt Proceeds from such incurrence or issuance; and

         (f) immediately upon any acceleration of the maturity date of the Loans pursuant to SECTION 9.2, repay all Loans.

    2.9 APPLICATION. Each prepayment of the principal of the Loans shall be applied, to the extent of such prepayment as follows:

         (a) FIRST, the amount of the prepayment, other than a prepayment pursuant to SECTION 2.8(a)(ii), shall be applied ratably to the Term Loans and the Expansion Loans then outstanding and, with respect to each such Loan, in the inverse order of the maturities of the installments thereof; PROVIDED, that, the amount of the prepayment pursuant to SECTION 2.8(a)(ii) shall be applied ratably to Expansion Loans then outstanding in the inverse order of the maturities of the installments thereof; FURTHER PROVIDED, that for so long as any Expansion Loans are outstanding, any holder of a Term Loan may waive its right to its portion of any optional or mandatory prepayment made pursuant to SECTIONS 2.7, 2.8(b), (c), (d) or (e), in which case such amounts that would have been paid to such holder shall be applied ratably to the Term Loans that are not the subject of such waiver and to the Expansion Loans as provided in this SECTION 2.9(a); and

         (b) THEREAFTER, to repay outstanding Working Capital Loans (and, after the Working Capital Loans have been paid in full, to Cash Collateralize outstanding L/C Obligations) and to the permanent reduction of Working Capital Loan Commitments.

    2.10 REPAYMENT.

    (a) THE WORKING CAPITAL LOANS. The Company shall repay all Working Capital Loans in full on June 30, 2001.

    (b) THE TERM LOAN AND THE EXPANSION LOANS. The Company shall repay the Term Loan and the Expansion Loans in installments on the dates set forth below:

                                      TERM LOAN

    Payment Date - the                                             Remaining
    last day of the                                Amount          Outstanding
    following months:                              Due ($)         Balance
    ----------------                               -------        ------------

    December, 1996                                 $250,000       $24,750,000
    December, 1997                                 $250,000       $24,500,000
    December, 1998                                 $250,000       $24,250,000
    December, 1999                                 $250,000       $24,000,000
    December, 2000                                 $250,000       $23,750,000
    September, 2001                              $2,750,000       $21,000,000
    December, 2001                               $3,000,000       $18,000,000
    March, 2002                                  $3,000,000       $15,000,000
    June, 2002                                   $3,000,000       $12,000,000
    September, 2002                              $3,000,000        $9,000,000
    December, 2002                               $3,000,000        $6,000,000
    March, 2003                                  $3,000,000        $3,000,000
    June, 2003                                   $3,000,000                $0

                                    EXPANSION LOAN

    Payment Date - the                           Amount Due (as a
    last day of the                          percentage of the total
    following months:                            amount borrowed)
    ----------------                             ----------------

    December, 1997                                    3.50%
    March, 1998                                       3.50%
    June, 1998                                        3.50%
    September, 1998                                   3.50%
    December, 1998                                    4.25%
    March, 1999                                       4.25%
    June, 1999                                        4.25%
    September, 1999                                   4.25%

    Payment Date - the                           Amount Due (as a
    last day of the                          percentage of the total
    following months:                            amount borrowed)
    ----------------                             ----------------

    December, 1999                                    7.00%
    March, 2000                                       7.00%
    June, 2000                                        7.00%
    September, 2000                                   7.00%
    December, 2000                                    9.50%
    March, 2001                                       9.50%
    June, 2001                                       22.00%

     2.11 INTEREST. (a) The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i) during such periods that such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin; and

          (ii) during such periods that such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBO Rate for such Loan for such Interest Period PLUS the Applicable Margin.

          (b) Notwithstanding SUBSECTION (a) of this Section, the Company hereby promises to pay to the Administrative Agent for account of each Lender,

          (i) with regard to Base Rate Loans, upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, interest at the Base Rate PLUS the Applicable Margin PLUS 2%;

          (ii) with regard to LIBOR Loans, upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, interest at the LIBO Rate PLUS the Applicable Margin PLUS 2%; and

          (iii) with respect to any unreimbursed drawings under all Letters of Credit and any interest, fees or any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, interest at the Base Rate PLUS the Applicable Margin for Working Capital Loans PLUS 2%.

          (c) Accrued interest on each Loan shall be payable (i) on the Monthly Payment Dates, and (ii) upon the payment or prepayment thereof or the conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or converted), except that interest payable pursuant to the foregoing SUBSECTION (b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

     2.12 FEES.  In addition to certain fees described in SECTION 3.8:

          (a) AGENCY FEES. The Company shall pay an annual agency fee pursuant to a fee letter between the Company and the Administrative Agent dated July 10, 1996.

          (b) COMMITMENT FEES. (i) The Company shall pay to the Administrative Agent for the account of each applicable Lender a commitment fee at the rate of 1/2 of 1% per annum on the average daily unused portion of such Lender's Pro Rata Share of the Working Capital Loan Commitment, computed on a quarterly basis in arrears on each Quarterly Date (or, if earlier, the Working Capital Loan Termination Date) based upon the daily utilization for such quarter as calculated by the Administrative Agent. For purposes of calculating utilization under this subsection, the Working Capital Loan Commitment shall be deemed used to the extent of the aggregate principal amount of all Working Capital Loans then outstanding plus the Effective Amount of all L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Working Capital Loan Termination Date and shall be due and payable quarterly in arrears on each Quarterly Date, with the final payment to be made on the Working Capital Loan Termination Date.

          (ii) The Company shall pay to the Administrative Agent for the account of each applicable Lender a commitment fee at the rate of 1/2 of 1% per annum on the average daily amount of such Lender's Pro Rata Share of the unused Expansion Loan Commitment, computed on a quarterly basis in arrears on each Quarterly Date (or, if earlier, the Expansion Loan Commitment Termination Date). Such commitment fee shall accrue from the Closing Date to the Expansion Loan Commitment Termination Date and shall be due and payable in arrears on each Quarterly Date, with the final payment to be made on the Expansion Loan Commitment Termination Date.

          (iii) The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in ARTICLE V are not met.

     2.13 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

     2.14 PAYMENTS BY THE COMPANY. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders to an account of the Administrative Agent specified to the Company for such purpose, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York time) on the date specified herein. The Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 12:00 noon (New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of a payment with respect to a LIBOR Loan, the following Business Day is the first Business Day of a calendar month, in which case such payment shall be due on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.15 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that each applicable Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this SUBSECTION (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at the Applicable Margin.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.16 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.
The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                     ARTICLE III.

                                THE LETTERS OF CREDIT

     3.1 THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein:

          (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Working Capital Loan Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.2(c) and 3.2(d), and (b) to honor properly drawn drafts under the Letters of Credit issued by it; and

          (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; PROVIDED that the Issuing Lender shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") either (x) the Effective Amount of all L/C Obligations exceeds the L/C Commitment or (y) the Effective Amount of all L/C Obligations plus the aggregate amount of all Working Capital Loans exceeds the Working Capital Loan Commitment. Within the foregoing limit, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Lender shall not be under any obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

          (ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is after the Working Capital Loan Termination Date, unless all of the Lenders have approved such expiry date in writing;

          (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender;

           (v) such Letter of Credit is to support obligations of the Company or any Subsidiary with respect to workers' compensation or similar obligations;

          (vi) such Letter of Credit is denominated in a currency other than Dollars; or

          (vii)  such Letter of Credit is not a standby letter of credit.

     3.2 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require.

          (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received, on or before the Business Day immediately preceding the date on which the Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Administrative Agent directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 3.1(a) as a result of the limitations set forth therein or (B) a notice described in SUBSECTION 3.1(b)(ii), then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Working Capital Loan Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not have any obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Administrative Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Working Capital Loan Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent, shall be prior to the Working Capital Loan Termination Date);

and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not be under any obligation to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 3.2(d) upon the request of the Company but such Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of any Letter of Credit to be a date not later than the Working Capital Loan Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Lender will deliver to the Administrative Agent (and to any Lender requesting the same), concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.3 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (a) Immediately upon the Issuance of each Letter of Credit, each Working Capital Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall reimburse the Issuing Lender prior to 12:00 noon (New York time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuing Lender. If the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 12:00 noon (New York time) on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Working Capital Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Working Capital Loan Commitment and subject to the conditions set forth in
SECTION 5.3. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this SUBSECTION 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Working Capital Lender shall upon any notice pursuant to SUBSECTION 3.3(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to SUBSECTION 3.3(d)) each be deemed to have made a Working Capital Loan consisting of a Base Rate Loan to the Company in such amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Pro Rata Share of the amount of such drawing by no later than 2:00 p.m. (New York time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.3.

          (d) With respect to any unreimbursed drawing that is not converted into Working Capital Loans consisting of Base Rate Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION
5.3 or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate PLUS the Applicable Margin for Base Rate Loans PLUS 2% per annum, and each Lender's payment to the Issuing Lender pursuant to SUBSECTION 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this
SECTION 3.3.

          (e) Each Working Capital Lender's obligation in accordance with this Agreement to make Working Capital Loans or L/C Advances, as contemplated by this
SECTION 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the existence of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that (a) no Lender shall be obligated to make Revolving Loans or L/C Advances pursuant to this SECTION 3.3 to the extent that the gross negligence or wilful misconduct of the L/C Issuer has released the Company from its obligation to reimburse such amounts as herein provided, and (b) each Lender's obligation to make Working Capital Loans under this SECTION 3.3 is subject to the conditions set forth in SECTION 5.3.

     3.4 REPAYMENT OF PARTICIPATIONS. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in such Letter of Credit pursuant to SECTION 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

          (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to SUBSECTION 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.5 ROLE OF THE ISSUING LENDER. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) Neither the Issuing Lender nor any of its correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Issuing Lender nor any of its correspondents, participants or assignees shall be liable or responsible for any of the matters described in CLAUSES (i) through
(vii) of SECTION 3.6; PROVIDED that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.6 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Working Capital Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.7 CASH COLLATERAL PLEDGE. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Working Capital Loan Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

     3.8 LETTER OF CREDIT FEES. (a) The Company shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a monthly basis in arrears on each Monthly Payment Date.

          (b) The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit equal to 0.25% per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a monthly basis in arrears on each Monthly Payment Date and on the Working Capital Loan Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

          (c) The letter of credit fees payable under SUBSECTION 3.8(a) and the fronting fees payable under SUBSECTION 3.8(b) shall be due and payable monthly in arrears on the last

Business Day of each calendar month during which Letters of Credit are outstanding, commencing on the first such Monthly Payment Date to occur after the Closing Date, through the Working Capital Loan Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Working Capital Loan Termination Date (or such later date).

          (d) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

     3.9 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to each Letter of Credit.


                                     ARTICLE IV

                        TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1 TAXES. (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Administrative Agent makes written demand therefor.

          (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

          (ii) the Company shall make such deductions and withholdings; and

          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (e) The Company shall not be required to pay an additional amount to, or indemnify, any Lender or the Administrative Agent pursuant to this SECTION
4.1 to the extent that (i) the obligation to withhold or pay such amount existed on the Initial Date (as hereinafter defined) or (ii) the obligation to withhold or pay such amount would not have arisen but for the failure of the Administrative Agent or such Lender to comply with the provisions of SECTION
10.10 of this Agreement. For purposes of this SUBSECTION 4.1(e), "INITIAL DATE" shall mean (a) in the case of the Administrative Agent and any Lender that is a signatory hereto, the date of this Agreement, (b) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Acceptance, and (c) in the case of any Participant, the date on which it becomes a Participant.

          (f) If the Company is required to pay additional amounts to any Lender or the Administrative Agent pursuant to SUBSECTION (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     4.2 ILLEGALITY. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make LIBOR Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of such Lender to make LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any LIBOR Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Loan, together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Loan to such day, or on such earlier date on which such Lender may no longer lawfully continue to maintain such LIBOR Loan (as determined by such Lender). If the Company is required to so prepay any LIBOR Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Lender to make or maintain LIBOR Loans has been terminated or suspended pursuant to SUBSECTION (a) or (b) above, all Loans which would otherwise be made by such Lender as LIBOR Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

     4.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBO Rate) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loan or participating in Letters of Credit or, in the case of any Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of any of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     4.4 FUNDING LOSSES. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any LIBOR Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.7;

          (d) the prepayment (including pursuant to SECTION 2.7) or other payment (including after acceleration thereof) of a LIBOR Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under SECTION 2.5 of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under SUBSECTION 4.3(a), each LIBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

     4.5 INABILITY TO DETERMINE RATES. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or the Required Lenders determine (and notify the Administrative Agent) that the LIBO Rate applicable pursuant to SUBSECTION 2.11(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Administrative Agent or the Required Lenders, as the case may be, revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loan.

     4.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.7 SUBSTITUTION OF LENDERS. Upon the receipt by the Company from any Lender (an "AFFECTED LENDER") of a claim for compensation under SECTION 4.1 or
4.3 or a notice of the type described in SUBSECTION 4.2(a) or (b), the Company may: (i) request the Affected Lender (which may accept or reject such request) to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "REPLACEMENT LENDER"); (ii) request one more of the other Lenders (which may accept or reject such request) to acquire and assume all or part of such Affected Lender's Loans and Commitments; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under CLAUSE (i) or (iii) shall be subject to the prior written consent of the Administrative Agent and each Issuing Lender. No Lender shall be under any obligation to assign any of its Loans or Commitments to any Replacement Lender until it shall received payment in full of all principal, interest and other amounts payable to it hereunder.

     4.8 SURVIVAL.  The agreements and obligations of the Company in this
ARTICLE IV shall survive the payment of all other Obligations.


                                      ARTICLE V

                                 CONDITIONS PRECEDENT

     5.1 CONDITIONS OF INITIAL CREDIT EXTENSIONS. The obligation of each Lender to make its initial Credit Extension is subject to the conditions that (i) immediately prior to the Closing Date, the aggregate outstanding principal amount of the Loans (as defined in, and under, the Existing Credit Agreement) shall be reduced to the following respective amounts: Term Loan A Loans:
$25,300,000, Term Loan B Loans: $25,000,000, and Expansion Loans: $9,453,079 and
no Revolving Loans shall be outstanding, and (ii) the Administrative Agent shall have received all of the following documents, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for the Administrative Agent and each Lender:

          (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes executed by each party thereto.

          (b) RESOLUTIONS; INCUMBENCY.

          (i) Copies of the resolutions of the board of directors of each of the Company and each Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such entity; and

          (ii) A certificate of the Secretary or an Assistant Secretary of each of the Company and each Guarantor certifying the names and true signatures of the officers of such entity authorized to execute, deliver and perform the Loan Documents to be delivered by such entity hereunder.

          (c) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

          (i) the representations and warranties contained in ARTICLE VI are true and correct on and as of such date, as though made on and as of such date;

          (ii) no Event of Default or Unmatured Event of Default exists or will result from the initial Credit Extensions;

          (iii) no event or circumstance has occurred since June 30, 1996 that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (iv) there have been no material changes with respect to each parcel of Real Property referred to in SUBSECTION (i) (below) since the preparation of, and with respect to the matters addressed in, the environmental survey and assessment prepared by Pilko & Associates with respect to the certain Subsidiaries in connection with the Existing Credit Agreement; and

          (v) before and after giving effect to the Loans and the other transactions contemplated by the Loan Documents, neither the Company nor any of its Subsidiaries is or will be rendered insolvent, nor will any of them be left with unreasonably small capital with which to engage in their respective businesses, nor will any of them have incurred debts beyond their ability to pay such debts as they mature.

          (d) LEGAL OPINIONS. Opinions of (i) Proskauer Rose Goetz & Mendelsohn, New York counsel to the Company and the Guarantors, substantially in the form of EXHIBIT D-1; (ii) Klett, Lieber, Rooney & Schorling, Pennsylvania local counsel to the Company and the Guarantors, substantially in the form of EXHIBIT D-2; (iii) Porter, Wright, Morns & Arthur, Ohio local counsel to the Company and the Guarantors, substantially, in the form of EXHIBIT D-3 (iv) Zevnik, Horton, Guibard & McGovern, Illinois local counsel to the Company and the Guarantors, substantially, substantially in the form of EXHIBIT D-4; (v) Smithyman & Zakoura, Missouri local counsel to the Company and the Guarantors, substantially, substantially in the form of EXHIBIT D-5; (vi) Chisenhall, Nestrud & Julian, P.A., Arkansas local counsel to the Company and the Guarantors substantially in the form of EXHIBIT D-6 (vii) McAfee & Taft, Oklahoma local counsel to the Company and the Guarantors, substantially in the form of EXHIBIT D-7; and (viii) Smithyman & Zakoura, Kansas local counsel to the Company and the Guarantors, substantially in the form of EXHIBIT D-8.

          (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent).

          (f) GUARANTY. An Amended and Restated Guaranty, substantially in the form of EXHIBIT E (the "GUARANTY"), executed by each Guarantor.

          (g) SECURITY AGREEMENT, ETC. An Amended and Restated Security Agreement, substantially in the form of EXHIBIT F (the "SECURITY AGREEMENT"), issued by the Company and each Guarantor, together with evidence, reasonably satisfactory to the Administrative Agent, that all instruments and documents (including financing statements, leasehold assignments and landlord's waivers) necessary or desirable to perfect and protect the Administrative Agent's Lien on the collateral granted under the Security Agreement have been signed and delivered to the Administrative Agent in appropriate form for filing or recording (if necessary).

          (h) PLEDGE AGREEMENTS. An Amended and Restated Pledge Agreement, substantially in the form of EXHIBIT G-1 (the "COMPANY PLEDGE AGREEMENT"), issued by the Company, and, with respect to each Subsidiary, an Amended and Restated Pledge Agreement, substantially in the form of EXHIBIT G-2 (each a "SUBSIDIARY PLEDGE AGREEMENT"), issued by each Subsidiary which owns capital stock of any other Person, in each case together with all certificates representing the stock pledged thereunder and appropriate stock powers executed in blank.

          (i) REAL ESTATE DOCUMENTS. With respect to each parcel of Real Property owned or leased by the Company or any Subsidiary, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, in all right, title and interest of the Company and such Subsidiary to such Real Property, superior in right to any Lien, existing or future, which the Company or any Subsidiary or any creditor thereof or purchaser therefrom, or any other Person, may have against such Real Property, together with:

          (i) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Administrative Agent, insuring the Administrative Agent's Lien on such Real Property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Administrative Agent);

          (ii) copies of all documents of record concerning such Real Property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

          (iii) original or certified copies of all insurance policies required to be maintained with respect to such Real Property by this Agreement, any Mortgage or any other Loan Document;

          (iv) copies of all permits and governmental authorizations required for the siting, construction and operation of all landfills and transfer structure operated, or proposed to be operated, by the Company or the applicable Subsidiary on such Real Property, all in such form and detail as shall be acceptable to the Required Lenders; and

          (v) a survey certified to the Administrative Agent meeting such standards as the Required Lenders may reasonably establish and otherwise reasonably satisfactory to the Required Lenders.

          (j) KEY-MAN LIFE POLICY. A copy of the Key-Man Insurance Policy (naming the Administrative Agent as loss payee and additional insured) covering Richard DeYoung.

          (k) REPAYMENT OF AMOUNTS UNDER EXISTING CREDIT AGREEMENT. The repayment of the outstanding principal amount of all Loans (as defined in the Existing Credit Agreement), together with interest accrued thereon and all other amounts owed by the Company and its Subsidiaries under the Existing Credit Agreement and the other Loan Documents (as such term is defined in the Existing Credit Agreement).

          (l) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may request.

          (m) CASH RESERVE. Evidence that $5,700,000 constituting the Cash Reserve has been deposited to an account for the benefit of the Administrative Agent.

     5.2 ADDITIONAL CONDITIONS TO EXPANSION LOANS. The obligation of each Lender to fund (i) the initial Expansion Loan shall be subject to the condition precedent that the Cash Reserve shall have been fully applied to fund one or more Eligible Acquisitions, and (ii) any Expansion Loan on the occasion of any Borrowing (including the initial Borrowing) shall, in addition to the satisfaction of all conditions set forth in SECTIONS 5.1 AND 5.3, be subject to the satisfaction of each of the conditions precedent that the Administrative Agent shall have received all of the following documents, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for the Administrative Agent and each Lender:

          (a) PURCHASE AGREEMENT. A true and complete copy of the fully executed purchase agreement relating to the Eligible Acquisition, the terms of which shall be reasonably satisfactory to the Administrative Agent.

          (b) POSITIVE EBITDA. Financial information that demonstrates that Target Co. (or in the case of an asset purchase, the applicable line of business or business segment of the Target Co.) has generated positive earnings before interest, taxes, depreciation and amortization (based on actual results, or on pro forma results based on reasonable adjustments for non-recurring or extraordinary operating expenses), for the 12 consecutive months immediately prior to the proposed Eligible Acquisition.

          (c) MAXIMUM TOTAL CONSIDERATION PAYABLE. The maximum Total Consideration Payable with respect to Target Co. (or in the case of an asset purchase, the applicable line of business or business segment of the Target Co.) shall not be greater than a multiple of 6.0 times earnings before interest, taxes, depreciation and amortization (based on actual results, or on pro forma results based on reasonable adjustments for non-recurring or extraordinary operating expenses), for the 12 consecutive months immediately prior to the proposed Eligible Acquisition.

          (d) CONSENT OF LENDERS. Any proposed Eligible Acquisition having a Total Consideration Payable in excess of (i) $4,000,000 shall require the consent of the Majority Lenders, and (ii) $10,000,000 shall require the consent of the Required Lenders.

          (e) FACT SHEET AND CERTIFICATE OF SENIOR FINANCIAL OFFICER. The Administrative Agent shall have received (x) an appropriately completed report in substantially the form of EXHIBIT J-1 hereto and (y) a certificate of a senior financial officer of the Company in form attached as EXHIBIT J-2 hereto, and otherwise in form and substance satisfactory to the Administrative Agent setting forth:

          (i)  calculations in reasonable detail setting forth:

               (A) the combined PRO FORMA effect of the Eligible Acquisition on the Company's consolidated statements of income and cash flow and balance sheet on both an historical and a projected basis;

               (B) that on a PRO FORMA basis after giving effect to the proposed Eligible Acquisition, no Unmatured Event of Default or Event of Default has occurred and is continuing or would result therefrom;

          (ii)  projections demonstrating or showing the following:

               (A) the sources and uses of funds relating to the Eligible Acquisition;

               (B) that, after giving effect to all Indebtedness to be incurred in connection with the applicable Eligible Acquisition (based on reasonable adjustments for non-recurring expenses, extraordinary items and expected operating efficiencies), the Company will be in compliance with SECTIONS 8.10, 8.11, 8.12, 8.13, and 8.14, respectively;

               (C) financial projections of the Company, which financial projections shall demonstrate likely future compliance with the Sections referred to in CLAUSE (B) above, for the four succeeding fiscal quarters after the Eligible Acquisition; and

               (D) the amount of good faith estimated capital expenditures that will be incurred over the remaining term of this Agreement that are specifically attributable to the Eligible Acquisition, in such detail (including the amount of such capital expenditures to be expended in each fiscal year remaining over the term of this Agreement) as the Administrative Agent may reasonably request.

          (f) PERFECTED SECURITY INTEREST. Compliance by the Company with the provisions of SECTIONS 7.15 and 7.16.

          (g) ENVIRONMENTAL AUDIT AND/OR REVIEW. An environmental audit and/or review of Target Co. with the results and methodology thereof reasonably satisfactory to the Administrative Agent performed by an engineer acceptable to the Administrative Agent with respect to all acquisitions of real property. If requested by the Administrative Agent, in the case of any acquisition of personal property, the Administrative Agent shall have received an audit and/or review of continuing operations with the results thereof satisfactory to the Administrative Agent and completed by consultants satisfactory to the Administrative Agent. If requested by the Company, the Administrative Agent shall provide the Company an opportunity to review and comment on such audit or review.

          (h) NO MATERIAL LITIGATION; SATISFACTORY LEGAL FORM. Evidence of the absence of any material litigation, administrative or regulatory proceedings with respect to or affecting Target Co. or the properties of Target Co. that are the subject of the Eligible Acquisition. All documents executed or submitted pursuant hereto by or on behalf of the Company or any of its Subsidiaries or any other obligors shall be reasonably satisfactory in form and substance to the Agents and their respective counsel; the Agents and their respective counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent, the Documentation Agent and their respective counsel may reasonably request.

     5.3 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan to be made by it and the obligation of the Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

          (a) NOTICE, APPLICATION. In the case of any Loan, the Administrative Agent shall have received a Notice of Borrowing; and in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under
SECTION 3.2.

          (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

          (c) NO EXISTING DEFAULT. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of the applicable Borrowing Date or Issuance Date, that the conditions in this SECTION
5.3 are satisfied.



                                     ARTICLE VI.

                            REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and each Lender that:

     6.1 CORPORATE EXISTENCE AND POWER.  The Company and each of its
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law;

except, in each case referred to in CLAUSE (b)(i), (c) or (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, and the execution, delivery and performance by each Guarantor of the Guaranty and each other Loan Document to which such Guarantor is a party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of the Company's or any Guarantor's Organization Documents;

          (b) conflict with or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any Guarantor or any of their respective assets is subject; or

          (c) violate any Requirement of Law.

     6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Guarantor of any Loan Document.

     6.4 BINDING EFFECT. Each Loan Document to which the Company or any Guarantor is a party constitutes the legal, valid and binding obligation of the Company or such Guarantor, enforceable against the Company or such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any Subsidiary or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.6 NO DEFAULT. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under SUBSECTION 9.1(e).

     6.7 ERISA COMPLIANCE.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) no Pension Plan has any Unfunded Pension Liability; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) or ERISA.

     6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTIONS 7.12 and
8.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.9 TITLE TO PROPERTIES. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.11 FINANCIAL CONDITION. (a) The Company's audited consolidated financial statements as at December 31, 1995, and the related statements of earnings and cash flow of the Company and each of its Subsidiaries and the unaudited balance sheets of the Company and its Subsidiaries as at June 30, 1996 and the related statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the six-month period ended on such date, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, except as otherwise indicated in the notes thereto, and, subject, in the case of interim financials, to normal year-end audit adjustments.

          (b) Since June 30, 1996 there has been no Material Adverse Effect.

     6.12 ENVIRONMENTAL COMPLIANCE.

          (a) NO VIOLATIONS. Except as set forth in SCHEDULE 6.12, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA") or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $250,000 or more by the

Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

          (b) NOTICES. Except as set forth in SCHEDULE 6.12, neither the Company nor any Subsidiary has received notice (other than, in the case of CLAUSE (c) below, an Immaterial Notice) from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste (all of the foregoing, "HAZARDOUS SUBSTANCES"), which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any material Environmental Claim.

          (c) HANDLING OF HAZARDOUS SUBSTANCES. Except as set forth in SCHEDULE 6.12: (a) no portion of the Real Property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws (other than any Immaterial Law); and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (b) in the course of any activities conducted by the Company, any Subsidiary or the operators of any Real Property, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws (other than any Immaterial Law); (c) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any Real Property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such Real Property or assets; (d) to the best of the Company's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the Real Property or other assets of the Company or any Subsidiary; and (e) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) CLEAN-UPS. Except as set forth in SCHEDULE 6.12, none of the Real Property or other assets of the Company or any Subsidiary is or will be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

          (e) PERMITS AND GOVERNMENTAL AUTHORITY. All permits or other governmental authorizations required for the siting, construction and operation of all landfills and transfer stations currently owned or operated by the Company and its Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. The Company and its Subsidiaries are not in violation of any such permits.

          (f) INVESTIGATIONS. The Company and its Subsidiaries have taken all reasonable steps to investigate the past and present condition and usage of the Real Properties and the operations conducted by the Company and its Subsidiaries.

     6.13 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.16 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in PART (a) of SCHEDULE 6.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in PART (b) of SCHEDULE 6.16.

     6.17 INSURANCE. Set forth in SCHEDULE 6.17 is a complete and accurate summary of the property and casualty insurance program carried by the Company and its Subsidiaries on the Closing Date, including the names of insurers, policy numbers, expiration dates, amounts to coverage, types of coverage, the annual premiums, Best's policyholder's and financial size ratings of the insurers, exclusions, deductibles and self-insured retention and the details any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Company or any Subsidiary or imposed upon the Company or any Subsidiary by any such insurer. Such summary also includes any self-insurance program that is in effect.

     6.18 SOLVENCY, ETC. On the Closing Date (or, in the case of any Person which becomes a Guarantor after the Closing Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the Issuance of each Letter of Credit and each Borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

     6.19 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.20 EQUITY RIGHTS, ETC. Except as set forth in SCHEDULE 6.20 hereto, there are no outstanding Equity Rights with respect to the Company and, except as set forth in SCHEDULE 6.20 hereto, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                                     ARTICLE VII.

                                AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

     7.1 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year, (i) a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR"), which report (x) shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and (ii) a copy of the audited consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and consolidating statements of income and cash flows for the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of an Independent Auditor which report (x) shall state that such financial statements present fairly the financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records.

          (b) as soon as available, but not later than 45 days after the end of each fiscal quarter (except the last fiscal quarter of each fiscal year), (i) consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, together with consolidated and consolidating statements of income and a consolidated statement of cash flows for such fiscal quarter and for the period beginning with the first day of such fiscal year and ending on the last day of such fiscal quarter, certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year-end audit adjustments) the financial position and results of operation for the periods covered thereby; and (ii) an operating report for such fiscal quarter in form and detail reasonably satisfactory to the Required Lenders; and

          (c) as soon as available, but not later than 30 days after the end of each month, (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such month, certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries; and (ii) an operating report for such month in form and detail reasonably satisfactory to the Required Lenders.

     7.2 CERTIFICATES; OTHER INFORMATION.  The Company shall furnish to each
Lender:

          (a) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 7.1(a) and (b), a Compliance Certificate, each executed by a Responsible Officer;

          (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

          (d) promptly upon the request of the Administrative Agent or any Lender, copies of all detailed financial and management reports submitted to the Company by the Independent Auditor in connection with each annual or interim audit made of the books of the Company and its Subsidiaries;

          (e) as soon as practicable and in any event not later than 15 days prior to the commencement of each fiscal year, (i) the business plan for the Company and its Subsidiaries for such fiscal year prepared in a manner consistent with the projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner satisfactory to the Required Lenders; and (ii) a complete and accurate summary of the property, casualty and liability insurance carried by the Company and it Subsidiaries, including the information described in SECTION 6.17; and

          (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

     7.3 NOTICES. The Company shall promptly notify the Administrative Agent and each Lender of:

          (a) the occurrence of any Event of Default or Unmatured Event of Default;

          (b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

          (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event, PROVIDED that the Company shall notify the Administrative Agent and each Lender not less than ten days before the occurrence of any event described in CLAUSE (ii) below), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

          (i)  an ERISA Event;

          (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

          (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;

          (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

          (v) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

          (d) any cancellation of or material change in any insurance maintained by the Company or any Subsidiary;

          (e) any violation of any Environmental Law relating to any Real Property or the Company's or any Subsidiary's operations which violation might reasonably be expected to have a material adverse effect on such Real Property or on the Company's or any Subsidiary's operations;

          (f) any potential or known Release, or threat of Release, of any Hazardous Substance at, from or into any Real Property which the Company or any Subsidiary reports in writing, or is required to report in writing, to any Governmental Authority and which is material in amount or nature or which could materially affect the value of any Real Property;

          (g) the Company's or any Subsidiary's receipt of any notice (other than an Immaterial Notice) of violation of any Environmental Law or of any Release or threatened Release of a Hazardous Substance, including a notice or claim of liability or potential responsibility from any third party (including any official of any Governmental Authority) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (i) the Company's or any Subsidiary's or any Person's operation of any Real Property, (ii) contamination on, from or into any Real Property or (iii) investigation or remediation of offsite locations at which the Company, any Subsidiary or any of their respective predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances;

          (h) the Company's or any Subsidiary's receipt of any notice (other than an Immaterial Notice) of the incurrence by any third party (including any Governmental Authority) of any expense or loss in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Company or any Subsidiary may be liable or for which a Lien may be imposed on any Real Property; or

          (i) any Environmental Claim which has resulted or could reasonably be expected to result in a Lien on any assets of the Company or any Subsidiary;

          (j) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

     7.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by SECTION 8.3 and sales of assets permitted by SECTION 8.2;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.5 MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

     7.6 INSURANCE. (a) The Company shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; PROVIDED, that in any case (x) the Company shall (unless the Administrative Agent shall have otherwise agreed) maintain insurance coverage with respect to the respective risks and in the respective amounts as set forth on SCHEDULE 6.17 hereto (as in effect on the date hereof) and (y) the Company shall maintain Key-Man Life Insurance with respect to Richard DeYoung in an amount not less than $2,000,000.

     (b) The Company shall deliver a certificate of a Responsible Officer of the Company which certificate shall update the information set forth in SCHEDULE 6.17, after the Closing Date and together with the financial statements delivered pursuant to SUBSECTION 7.1(a).

     7.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property;

unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

     7.8 COMPLIANCE WITH LAWS. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.9 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing without advance notice.

     7.11 ENVIRONMENTAL MATTERS. (a) If any material Release or Disposal of Hazardous Substances shall occur or shall have occurred on any Real Property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such Real Property or other assets as necessary to comply in all material respects with all Environmental Laws and to preserve the value of such Real Property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply in a reasonable and cost-effective manner with any valid Federal or state judicial or administrative order requiring the performance at any Real Property of activities in response to the Release or threatened Release of a Hazardous Substance except for the period of time that the Company or such Subsidiary is diligently and in good faith contesting such order.

          (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating, to the best of the Company's or such Subsidiary's knowledge after reasonable inquiry, in compliance with Environmental Laws.

          (c) The Company shall, and shall cause each Subsidiary to, adequately accrue, in accordance with GAAP and as required by applicable Environmental Laws, all closure and post closure liabilities with respect to the landfill and transfer station operations conducted by the Company and its Subsidiaries.

          (d) Prior to the acquisition of any landfill or similar property by the Company or any Subsidiary, the Company shall deliver to the Administrative Agent and each Lender copies of the environmental reports and other information relied upon by the Company or such Subsidiary in conducting its environmental due diligence with respect to such property.

          (e) The Company shall deliver a certificate of a Responsible Officer of the Company which certificate shall set forth events or circumstances occurring, or discovered by the Company, with respect to the information set forth in SCHEDULE 6.12, after the Closing Date or, as the case may be, the delivery of the most recent certificate pursuant to this SUBSECTION. Such certificate shall accompany the financial statements delivered pursuant to SUBSECTION 7.1(a) or, at any time at the request of the Administrative Agent, within 30 days of such request.

     7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans as follows:

          (i) the proceeds of the Term Loans shall be used to refinance $25,000,000 aggregate principal amount of Term Loan B Loans under the Existing Credit Agreement,

          (ii) the proceeds of Expansion Loans made on the Closing Date totalling $34,753,079 shall be used to refinance $25,300,000 aggregate principal amount of Term Loan A Loans under the Existing Credit Agreement and $9,453,079 aggregate principal amount of Expansion Loans under the Existing Credit Agreement, and

          (iii) the proceeds of Working Capital Loans and Expansion Loans made after the Closing Date shall be used for working capital and for other general corporate purposes (including capital expenditures and Eligible Acquisitions) not in contravention of any Requirement of Law or of any Loan Document.

     7.13 KEY-MAN LIFE POLICY. Within 60 days after the appointment or election of any successor to Richard DeYoung (or any successor), the Company shall deliver to the Administrative Agent a Key-Man Insurance Policy in the amount set forth in SECTION 7.6(b) (naming the Administrative Agent as loss payee and additional insured) covering each such successor.

     7.14 RATE PROTECTION. The Company shall (i) no later than October 31, 1996 and at all times thereafter and (ii) no later than 60 days after the Expansion Loan Commitment Termination Date and at all times thereafter, maintain in full force and effect one or more Swap Contracts with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Company (in a manner satisfactory to the Agents), as at any date, to protect itself against three-month London interbank offered rates exceeding a per annum percentage acceptable to the Agents as to a notional principal amount at least equal to 50% of the amounts outstanding on such date (a) with respect to clause
(i) above, under the Term

Loan and the Expansion Loan and (b) with respect to clause (ii) above and without duplication, under the Expansion Loan, in each case, on which each such Swap Contract is entered into for a period of at least 2 years from such date and otherwise on such terms as are acceptable to the Agents.

     7.15 ADDITIONAL COLLATERAL. The Company shall, and shall cause each of its Subsidiaries to cause the Administrative Agent and the Lenders to have at all times a first priority perfected security interest in all of the assets of the Company and such Subsidiaries (subject to the Liens permitted to exist pursuant to SECTION 8.1). The Company shall, and shall cause each of its Subsidiaries to, cause the Administrative Agent and the Lenders to have at all times a first priority perfected security interest in all of the issued and outstanding shares of capital stock of the Subsidiaries of the Company that are owned by either the Company or any Subsidiary of the Company. Without limiting the generality of the foregoing, the Company shall, and shall cause each of its Subsidiaries to deliver to the Administrative Agent all of its respective assets, for which possession by the Administrative Agent is required for perfection of such security interest, and shall, and shall cause each such Subsidiary to, execute, deliver and/or file (as applicable) or cause to be executed, delivered and/or filed (as applicable), the pledge agreement(s), the security agreement(s), Uniform Commercial Code (Form UCC-1) financing statements, Uniform Commercial Code (Form UCC-3) termination statements, and other documentation necessary to grant and perfect such security interest, in each case in form and substance satisfactory to the Administrative Agent. The Company shall deliver to the Administrative Agent all shares of capital stock of the Subsidiaries of the Company, whether held of record by the Company or any Subsidiary of the Company. The Company shall, prior to the acquisition or the leasing of any Real Property, provide to the Administrative Agent an environmental survey and assessment prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to each Lender, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities to be acquired, operated or leased by the Company, as well as an historical review of the uses of such sites and facilities and of the business and operations of the seller or lessor thereof.

     7.16 FUTURE SUBSIDIARIES. Upon the acquisition or creation by the Company (directly or through any of its Subsidiaries) of any new Subsidiary:

          (a) the Company shall cause each newly created or acquired Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Guaranty of all Obligations, a Security Agreement, and a Mortgage on such Subsidiary's real properties, in each case to the fullest extent permitted by applicable law;

          (b) the Company shall (or, if such newly created or acquired Subsidiary is to be a Subsidiary of another Subsidiary of the Company, the Company shall cause such Subsidiary ("SUBSIDIARY X") to), execute and deliver a Subsidiary Pledge Agreement

     ((if it has not already done so) and shall cause Subsidiary X to) pledge pursuant to the Company Pledge Agreement or the applicable Subsidiary Pledge Agreement (as the case may be), to the Administrative Agent, for its benefit and that of the Lenders, all of the outstanding shares of such capital stock of or other equity interests in, such newly created or acquired Subsidiary owned or held by the Company or Subsidiary X, as the case may be, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent, for its benefit and that of the Lenders, in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of New York, or any similar law which may be applicable); and

          (c) acknowledgment agreements, amendments to the applicable Subsidiary Pledge Agreement or such other agreement or instrument as the Administrative Agent shall reasonably request to reflect the pledge of such stock or equity interest pursuant to the terms of such Subsidiary Pledge Agreement;

together, in each case, with such opinions of legal counsel, in form and substance satisfactory to the Administrative Agent and the Lenders, and Uniform Commercial Code financing statements or similar instruments as the Administrative Agent may reasonably require.

     7.17 FURTHER ASSURANCES. The Company shall, and shall cause each Subsidiary to, take such actions as the Administrative Agent may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all assets of the Company and guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof) and (b) the obligations of each Subsidiary under any guaranty issued pursuant to CLAUSE (a) are secured by substantially all of the assets of such Subsidiary.


                                    ARTICLE VIII.

                                  NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

     8.1 LIMITATION ON LIENS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

          (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in SCHEDULE 8.1 securing Indebtedness outstanding on such date;

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.7, PROVIDED that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations (other than obligations of the type permitted in CLAUSE (k) of this SECTION 8.1) on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, PROVIDED that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $250,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (i) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED that (a) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,
(b) such Lien attaches solely to the property so acquired in such transaction,
(c) the principal amount of the Indebtedness secured thereby shall not exceed 100% of the cost of such property, and (d) the principal amount of the Indebtedness secured by all such purchase money security interests plus the aggregate amount of all Indebtedness arising under capital leases (other than obligations in respect of capital leases assumed in connection with an Eligible Acquisition) shall not at any time exceed $2,750,000;

          (j) Liens securing obligations in respect of capital leases on assets subject to such leases, PROVIDED that the aggregate amount of all Indebtedness arising under such capital leases (other than obligations in respect of capital leases assumed in connection with an Eligible Acquisition) plus the aggregate amount of all Indebtedness secured by purchase money security interests shall not at any time exceed $2,750,000;

          (k) cash collateral pledged to secure obligations of the Company or any Subsidiary in respect of performance, closure and post-closure liabilities relating to landfills or similar operations of the Company and such Subsidiary (including amounts deposited in trust accounts or escrow accounts for such purpose) or obligations of the Company or any Subsidiary in respect of bonds related directly to such liabilities, PROVIDED that (i) the aggregate amount of all cash collateral pledged in respect of such obligations shall not at any time exceed $3,250,000 at any time during 1996, $4,350,000 at any time during 1997, $5,450,000 at any time during 1998 and $6,550,000 at any time thereafter; and
(ii) any liabilities of the Company and its Subsidiaries in connection with any such bonds (other than in respect of such cash collateral) shall be subordinated to the obligations of the Company hereunder in a manner approved in writing by the Required Lenders; and

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution and (iii) the aggregate amount of all such deposits with all depository institutions which are not Lenders shall not at any time exceed $500,000.

     8.2 DISPOSITION OF ASSETS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

          (c) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED that (i) at the time of any disposition, no Event of Default or Unmatured Event of Default shall exist or will result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries in any fiscal year shall not exceed $500,000.

     8.3 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with or into any other Person, except that any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation. Nothing contained herein shall prohibit an Eligible Acquisition in the form of a merger with a Subsidiary of the Company, provided that the Company shall cause such Subsidiary and the surviving entity of such a merger to comply with the provisions of SECTION 7.16.

     8.4 LOANS AND INVESTMENTS. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or other obligations or securities of, or any interest in, any other Person, or make or commit to make any acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for:

          (a) investments in cash equivalents issued by any Lender;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) loans and advances to employees in the ordinary course of business (such as travel advances) in an aggregate amount not at any time exceeding $250,000;

          (d) investments in money market mutual funds sponsored by any Lender;

          (e) investments by the Company or any Subsidiary in, or loans and advances by the Company or any Subsidiary to, any Person which is a Subsidiary of the Company or such Subsidiary (prior to, in the case of an investment, the making of such investment);

          (f) Eligible Acquisitions (i) directly funded (in whole or in part) with the proceeds of Expansion Loans or (ii) of 100% of the equity interests of other Persons, the purchase price of which is solely shares of capital stock of the Company or of any of its Subsidiaries PROVIDED, that in each case, prior to such Eligible Acquisition, the Company shall have complied with SECTION 5.2 (as if such Eligible Acquisition were being funded with the proceeds of Expansion Loans) and SECTION 7.16;

          (g) loans and advances by any Subsidiary to the Company; and

          (h) other investments (including investments in Joint Ventures) in an aggregate amount not exceeding $500,000 during the term of this Agreement.

     8.5 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 8.8;

          (c) Indebtedness existing on the Closing Date and set forth in
SCHEDULE 8.5;

          (d) Indebtedness secured by Liens permitted by SUBSECTIONS 8.1(i) and
(j) (which shall include Liens incurred pursuant to capital leases permitted pursuant to SUBSECTION 8.9(b)); and

          (e) Subordinated Indebtedness of the Company in an aggregate principal amount outstanding not to exceed $ 2,000,000 at any time.

     8.6 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company. Without limiting the foregoing, the Company shall not, and shall not permit any Subsidiary to, pay any management or similar fees to any Affiliate, except that, so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may pay management fees to Charterhouse Environmental Capital Group, Inc. in an aggregate amount not exceeding $650,000 in any fiscal year.

     8.7 USE OF PROCEEDS. The Company shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934.

     8.8 CONTINGENT OBLIGATIONS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligation except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

          (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 8.8;

          (d) Contingent Obligations arising under the Loan Documents;

          (e) Contingent Obligations in respect of surety bonds to the extent permitted by SECTION 8.1(k); and

          (f) Contingent Obligations of the Company with respect to direct obligations of its Subsidiaries or Contingent Obligations of Subsidiaries with respect to direct obligations of the Company.

     8.9 LEASE OBLIGATIONS. The Company shall not, and shall not permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease except for:

          (a) operating leases entered into by the Company or any Subsidiary in the ordinary course of business; and

          (b) capital leases to the extent permitted by SECTION 8.1(j).

     8.10 MINIMUM INTEREST COVERAGE RATIO. (a) The Company shall not permit the ratio of (A) EBITDA for the respective periods shown below to (B) Interest Expense for such period to be less than the applicable ratio shown below:

          (i) for the two consecutive fiscal quarters beginning April 1, 1996 and ending September 30, 1996: 3.00 to 1; and

          (ii) for the three consecutive fiscal quarters beginning April 1, 1996 and ending December 31, 1996: 3.00 to 1.

     (b) The Company shall not permit the ratio of (A) EBITDA for the Computation Periods ending on the last day of any fiscal quarter occurring during any of the periods shown below to (B) Interest Expense for such Computation Period to be less than the applicable ratio shown below:


PERIOD                                       RATIO

From January 1, 1997 to
and including September 29, 1997             3.25 to 1

From September 30, 1997 to
and including March 30, 1998                 3.50 to 1

From March 31, 1998 to
and including September 29, 1998             3.75 to 1

From September 30, 1998 to
and including June 30, 2003                  4.00 to 1

     8.11 MAXIMUM INDEBTEDNESS TO CAPITALIZATION RATIO. The Company shall not at any date, permit the ratio of (A) Total Indebtedness at such date to (B) the SUM of Total Indebtedness, PLUS (i) the par amounts, determined on a consolidated basis, in the capital stock account of the Company or its Subsidiaries, on a consolidated basis, determined in accordance with GAAP (net of the value of treasury stock in such capital stock account), PLUS (ii) the additional paid-in capital and, PLUS (or MINUS, in the case of a deficit) (iii) cumulative retained earnings of the Company and its Subsidiaries from and after June 30, 1996, on a consolidated basis, determined in accordance with GAAP, to be greater than .665 to 1.

     8.12 MINIMUM FIXED CHARGE COVERAGE RATIO. (a) The Company shall not permit the ratio (A) of Operating Cash Flow for the respective periods set forth below, MINUS, with respect to the fourth fiscal quarter and without duplication, cash payments made by the Company during such fiscal year in respect of costs incurred in connection with the closing of landfills, net of any amounts returned to the Company during such fiscal year in respect of such closings to
(B) Interest Expense plus payments of principal in respect of Indebtedness for such period to be less than the applicable ratio shown below:

          (i) for the two consecutive fiscal quarters beginning April 1, 1996 and ending September 30, 1996: 1.10 to 1;

          (ii) for the three consecutive fiscal quarters beginning April 1, 1996 and ending December 31, 1996: 1.10 to 1.

"OPERATING CASH FLOW" shall mean, with respect to any period, the excess (if any) of (i) EBITDA for such period, OVER (ii) the SUM of (x) the aggregate amount of capital expenditures actually expended during such period, LESS (y) the CapEx Allocation for such period, PLUS (z) the aggregate amount of taxes actually paid by the Company or any of its Subsidiaries during such period.

"CAPEX ALLOCATION" shall mean, with respect to: CLAUSE (i) above, $2,750,000; and CLAUSE (ii) above, $3,000,000.

     (b) The Company shall not permit the ratio of (A) Operating Cash Flow for the Computation Periods ending on the last day of any fiscal quarter occurring during any of the periods shown below MINUS, with respect to the fourth fiscal quarter and without duplication, cash payments made by the Company during such fiscal year in respect of costs incurred in connection with the closing of landfills, net of any amounts returned to the Company during such fiscal year in respect of such closings to (B) Interest Expense plus payments of principal in respect of Indebtedness for such Computation Period to be less than the applicable ratio shown below:

PERIOD                                       RATIO

From January 1, 1997 to
and including December 30, 1999              1.10 to 1

From December 31, 1999
and thereafter                               1.25 to 1

"CAPEX ALLOCATION" shall mean, with respect to: (1) the period ending March 31, 1997: $3,000,000; (2) the period ending June 30, 1997: $1,250,000; (3) the period ending September 30, 1997: $250,000; and (4) any period ending on or after December 31, 1997, $0.00.

     8.13 MAXIMUM CAPITAL EXPENDITURES. The Company shall not permit the aggregate amount of all capital expenditures made by the Company and its Subsidiaries in any fiscal year to be greater than (i) $11,000,000 during the fiscal year ending on December 31, 1996, (ii) $9,500,000 during each fiscal year thereafter, PLUS, in each case, capital expenditures with respect to each Eligible Acquisition financed with the proceeds of the Expansion Loans and set forth in the related certificate delivered pursuant to SUBSECTION 5.2(e)(ii)(D). For purposes of this Section 8.13, "capital expenditures" shall not include $3,000,000 in capital expenditures during the fiscal year ending on December 31, 1996.

     8.14 MAXIMUM TOTAL INDEBTEDNESS TO EBITDA. (a) The Company shall not permit the ratio of (A) Total Indebtedness as of September 30, 1996 to (B) EBITDA for the two consecutive fiscal quarters beginning April 1, 1996 and ending September 30, 1996 multiplied by 2 to be greater than 3.75 to 1;

  (b) The Company shall not permit the ratio of (A) Total Indebtedness as of the last day of any fiscal quarter occurring during any of the periods shown below to (B) EBITDA for the Computation Period ending on the last day of such fiscal quarter to be greater than the applicable ratio shown below:

PERIOD                                  RATIO

From October 1, 1996 to
and including March 30, 1997            3.75 to 1

From March 31, 1997 to
and including September 29, 1997        3.50 to 1

From September 30, 1997 to
and including March 30, 1998            3.30 to 1

From March 31, 1998 to
and including September 29, 1998        3.00 to 1

From September 30, 1998 to
and including June 30, 2003             2.50 to 1


     8.15 RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (all of the foregoing being collectively called "RESTRICTED PAYMENTS"), except that (i) any Subsidiary may declare and pay dividends to the Company and (ii) the Company may:

          (a) declare and make dividend payments or other distributions payable solely in its common stock; and

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock.

     8.16 LANDFILL DEVELOPMENT. The Company shall not permit the aggregate amount expended by the Company and its Subsidiaries in connection with all greenfield landfill development projects (excluding any landfill development project which is contiguous to, or an expansion of, an existing landfill site) for which all applicable permits to construct or improve such projects have not been obtained to exceed $500,000 in any fiscal year or $1,000,000 in the aggregate during the term of this Agreement.

     8.17 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $50,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     8.18 CHANGE IN BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any line of business other than the businesses engaged in by the Company and its Subsidiaries as of the date hereof and businesses reasonably related thereto (but excluding the transportation, storage or other handling of Hazardous Substances except where permitted in connection with and incidental to the normal transportation, storage and other handling of non-hazardous waste).

     8.19 ACCOUNTING CHANGES. The Company shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

                                     ARTICLE IX.

                                  EVENTS OF DEFAULT

     9.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

          (a) NON-PAYMENT. The Company fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or
(ii) within two Business Days after the same becomes due, any interest, fee or other amount payable hereunder or under any other Loan Document.

          (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer furnished at any time under this

Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

          (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SUBSECTION 7.3(a) or SECTIONS
8.1 through 8.5, 8.7, 8.8, 8.16, 8.17 or 8.18.

          (d) OTHER DEFAULTS. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 15 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

          (e) CROSS-DEFAULT. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable, or cash collateral in respect thereof to be demanded.

          (f) INSOLVENCY; VOLUNTARY PROCEEDINGS.  The Company or any Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

          (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the

Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000;
(ii) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iv) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000.

          (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

          (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (k) CHANGE OF CONTROL OR MANAGEMENT. (i) Charterhouse Group International, Inc. and its Affiliates shall cease to directly or indirectly own at least 40% of the voting stock of the Company, or (ii) any Person that (or any two or more Persons that are deemed to be a "person" under Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is not an Affiliate of Charterhouse Group International, Inc. shall directly or indirectly own in excess of 20% of the voting stock of the Company.

          (l) GUARANTOR DEFAULTS. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect; or any Guarantor, or any other Person by, through or on behalf of any Guarantor, contests in any manner the validity or enforceability of the Guaranty or denies that such Guarantor has any further liability or obligation thereunder.

          (m) SECURITY AGREEMENT, ETC. The Security Agreement shall cease to be in full force and effect; or the Company, any Subsidiary or any Person by, through or on behalf of the Company or any Subsidiary, shall contest the validity or enforceability of the Security Agreement.

          (n) PLEDGE AGREEMENTS. Any Pledge Agreement shall cease to be in full force and effect; or the Company or the applicable Subsidiary, or any Person by, through or on behalf of the Company or the applicable Subsidiary, shall contest the validity or enforceability of any Pledge Agreement.

          (o) MATERIAL ENVIRONMENTAL EVENTS.  There shall occur or exist

               (a) one or more circumstances or events of a type or types referred to in SECTION 6.12 or 7.11 that is not disclosed in SCHEDULE 6.12, in the form attached hereto on the Closing Date, and/or

               (b) adverse developments with respect to one or more of the matters disclosed in SCHEDULE 6.12, in the form attached hereto on the Closing Date that, singly or in the aggregate, has resulted or could reasonably be expected to result in expenditures by the Company and its Subsidiaries (on account of fines, investigations, removal or remediation) in excess of $500,000 in any fiscal year or $2,000,000 during the period from the Closing Date to the scheduled final maturity of the Term Loans or that otherwise has resulted or could reasonably be expected to result in a Material Adverse Effect.

     9.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders do any or all of the following:

          (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any Event of Default specified in SUBSECTION 9.1(f) or (g), the obligation of each Lender to make Loans and the obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any other Lender.

     9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                      ARTICLE X

                               THE ADMINISTRATIVE AGENT

     10.1 APPOINTMENT AND AUTHORIZATION. (a) Each Lender hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          (b) The Issuing Lender shall act on behalf of the Lenders with respect to the Letters of Credit and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; PROVIDED, HOWEVER, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this ARTICLE X, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

     10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.3 LIABILITY OF ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the

Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

     10.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata in accordance with the aggregate amount of outstanding Loans and L/C Obligations, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the

Administrative Agent (except to the extent incurred as a result of the Administrative Agent's gross negligence or willful misconduct) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     10.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. ING and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though ING were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, ING or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their respective Loans (if any), ING and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though ING were not the Administrative Agent.

     10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS
11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, ING may not be removed as the Administrative Agent at the request of the Required Lenders unless ING or any Affiliate thereof acting as the Issuing Lender hereunder shall also simultaneously be replaced as Issuing Lender pursuant to documentation in form and substance reasonably satisfactory to ING and (and, if applicable, such Affiliate).

     10.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation", "foreign partnership" or "foreign trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under
Section 1441 or 1442 of the Code, such Lender shall deliver to the Administrative Agent and the Company:

          (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 (or any successor forms) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 (or successor form) before the payment of any interest is due in the first taxable year of such Lender, and on or before the date that such form expires or becomes obsolete and after the occurrence of any event requiring a change in such form, and IRS Form W-9 (or successor form);

          (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax under Section 881(c) of the Code, two properly completed and executed copies of IRS Form W-8 (or successor form) together with a duly authorized and executed certificate of an officer of such Lender certifying that the Lender is not (i) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (ii) a "10-percent shareholder" of the Company within the meaning of Section 871(h)(3)(B) of the Code or (iii) a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of Section 864(d)(4) of the Code; and

          (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to notify the Administrative Agent and the Company promptly of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent and the Company sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender claims exemption from United States withholding tax under Section 881(c) of the Code by providing IRS Form W-8 and the officer's certification described in (a)(iii) above, and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form W-8 and officer's certification as no longer applicable.

          (e) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent or the Company may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not delivered to the Administrative Agent and the Company, then the Administrative Agent or the Company may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent and the Company fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or the Company under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     10.11 COLLATERAL MATTERS.

          (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Loan Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Administrative Agent upon any collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement and the other Loan Documents; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time such security interest or Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this SUBSECTION 10.11(b).

     (c) To the extent that the Agent shall be entitled, in accordance with the Loan Documents, to apply the proceeds of any collateral for the Obligations to the payment thereof, it shall do so ratably in accordance with the Obligations then due and owing.


                                     ARTICLE XI

                                    MISCELLANEOUS

     11.1 AMENDMENTS, WAIVERS AND CONSENTS TO EXPANSION LOANS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.2);

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment (or mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document; or change the manner in which mandatory or voluntary prepayments are allocated among Lenders and among Classes of Loans;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to CLAUSE (iii) below) reduce any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

          (e) release all or substantially all of the collateral granted under the Loan Documents or release any Guarantor from its Guarantee; or

          (f) amend this Section, or SECTION 2.16, or any provision herein providing for consent or other action by all Lenders;

and PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) the fees payable to the Administrative Agent pursuant to SUBSECTION 2.12(a) may be changed pursuant to a writing executed by the Company and the Administrative Agent.

     If, pursuant to SECTION 5.2(d), consent of the Majority Lenders or the Required Lenders is a condition precedent to an Expansion Loan, each Lender agrees to give prompt consideration with respect to its decision to grant or withhold such consent.

     11.2 NOTICES. (a) All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on SCHEDULE 11.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail; except that notices to the Administrative Agent pursuant to ARTICLE II, III or X shall not be effective until actually received by the Administrative Agent, and notices pursuant to ARTICLE III to the Issuing Lender shall not be effective until actually received by the Issuing Lender at the address specified for the "Issuing Lender" on SCHEDULE 11.2.

          (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

     11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.4 COSTS AND EXPENSES.  The Company shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse ING within five Business Days after demand (subject to SUBSECTION 5.1(e)) for all costs and expenses incurred by ING in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by ING with respect thereto; and

          (b) pay or reimburse the Administrative Agent and each Lender within five Business Days after demand (subject to SUBSECTION 5.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any right or remedy under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.5 COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding, any proceeding relating to Environmental Laws or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee or receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

     11.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Lender may, with the written consent of the Administrative Agent (with respect to all Loans, which consent of the Administrative Agent shall not be unreasonably withheld or delayed) and the Issuing Lender (with respect to Working Capital Loans, which consent of the Issuing Lender shall not be unreasonably withheld or delayed), at any time assign and delegate to one or more Persons (each an "ASSIGNEE") all, or any part of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); PROVIDED, HOWEVER, that the Company, the Administrative Agent and the Issuing Lender may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and the Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT H ("ASSIGNMENT AND ACCEPTANCE") together with any Note subject to such assignment and (iii) the assignor Lender or the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has provided its consent, and received the consent of the Issuing Lender, with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loan, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.1, 4.3 and 11.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.9 CONFIDENTIALITY. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or any Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

     11.10 SET-OFF. In addition to any right or remedy of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     11.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     11.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

     11.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

     11.14 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

     11.15 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE

ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     11.16 WAIVER OF JURY TRIAL. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.17 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     11.18 INCREASE OF INDEBTEDNESS UNDER EXISTING CREDIT AGREEMENT. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement in its entirety, and the Notes executed, delivered and accepted pursuant hereto are for the purpose of increasing the amounts payable under those notes executed by the Company under the Existing Credit Agreement in the original aggregate principal amount of $87,000,000.00, the payment of which is secured by all of the collateral referred to in the Existing Credit Agreement and the documents executed in connection therewith which collateral shall continue in full force and effect as security for the Obligations under this Agreement without abatement or interruption until the Obligations are fully paid and all the Committments are terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                        AMERICAN DISPOSAL SERVICES, INC.


                                        By: /s/
                                           ------------------------------------
                                        Title: Senior Vice President
                                              ---------------------------------


                                        INTERNATIONALE NEDERLANDEN (U.S.)
                                        CAPITAL CORPORATION, as Administrative
                                        Agent


                                        By: /s/
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------

                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as Documentation Agent


                                        By: /s/
                                           ------------------------------------
                                        Title: Managing Director
                                              ---------------------------------


                                        INTERNATIONALE NEDERLANDEN (U.S.)
                                        CAPITAL CORPORATION, as Lender



                                        By: /s/
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as Lender


                                        By: /s/
                                           ------------------------------------
                                        Title: Managing Director
                                              ---------------------------------

                                        BHF-BANK AKTIENGESELLSCHAFT, as Lender


                                        By: /s/
                                           ------------------------------------
                                        Title: VP
                                              ---------------------------------


                                        By: /s/
                                           ------------------------------------
                                        Title: VP
                                              ---------------------------------



                                        THE BOATMEN'S NATIONAL BANK OF ST.
                                        LOUIS, as Lender


                                        By: /s/ Andrew K. Dawson
                                           ------------------------------------
                                        Title: Assistant Vice President
                                              ---------------------------------



                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Lender


                                        By: /s/ Gail W. Hartman
                                           ------------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        MERCANTILE BANK OF ST. LOUIS
                                        NATIONAL ASSOCIATION, as Lender


                                        By: /s/ Stephan B. Sheldon
                                           ------------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        NATIONAL BANK OF CANADA, NEW YORK
                                        BRANCH, as Lender


                                        By: /s/  / /s/
                                           ------------------------------------
                                        Title: VP        / AVP
                                              ---------------------------------

                                        UNION BANK OF CALIFORNIA, N.A., as
                                        Lender


                                        By: /s/ Julie B. Bloomfield
                                           ------------------------------------
                                        Title: JULIE B. BLOOMFIELD
                                               VICE PRESIDENT
                                              ---------------------------------



                                        WELLS FARGO BANK, N.A., as Lender


                                        By: /s/
                                           ------------------------------------
                                        Title: Vice President
                                              ---------------------------------



                                        VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                        INCOME TRUST, as Lender


                                        By: /s/ Jeffrey W. Maillet
                                           ------------------------------------
                                        Title: JEFFREY W. MAILLET
                                              ---------------------------------
                                               Sr. Vice Pres. - Portfolio Mgr.



                                        MERRILL LYNCH PRIME RATE PORTFOLIO,
                                        as Lender
                                        By:  Merrill Lynch Asset Management,
                                              L.P., as Investment Advisor


                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------



                                        MERRILL LYNCH SENIOR FLOATING RATE
                                        FUND, INC., as Lender


                                        By: /s/ Anthony R. Clemente
                                           ------------------------------------
                                        Title: ANTHONY R. CLEMENTE
                                              ---------------------------------
                                               AUTHORIZED SIGNATORY

                                        McDONNELL DOUGLAS FINANCE
                                        CORPORATION, as Lender


                                        By: /s/
                                           ------------------------------------
                                        Title: VP - CFO
                                              ---------------------------------